UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __ )

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META FINANCIAL GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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META
FINANCIAL
GROUP

2020

Meta Financial Group®

# PROXY

META FINANCIAL GROUP, INC. 5501 SOUTH BROADBAND LANE SIOUX FALLS, SOUTH DAKOTA 57108 (605) 782-1767

MESSAGE FROM OUR CEO

Bradley C. Hanson

President and Chief Executive Officer

JANUARY 14, 2021

“As President and Chief Executive Officer of Meta Financial, I want to express my appreciation for your continued confidence and support.”

Dear Fellow Stockholders:

On behalf of the Board of Directors (the “Board”) and management of Meta Financial Group, Inc. (“Meta Financial”), I am pleased to inform you that our Annual Meeting of Stockholders (the “Annual Meeting”) will be held at 9:00 a.m., Central Standard Time, on Tuesday, February 23, 2021. The Annual Meeting will be held virtually via the Internet for the safety of our directors, employees and stockholders in light of the COVID-19 pandemic. We are excited to embrace the latest technology for this year’s meeting.

Details regarding the business to be conducted at the Annual Meeting are described in this proxy statement and in the “Notice of Internet Availability of Proxy Materials” (the “Notice”) that you received in the mail. We have also made available a copy of our Annual Report to Stockholders, which includes our Annual Report on Form 10-K. At the Annual Meeting, we will report on Meta Financial’s operations and outlook for the year ahead.

You are invited to attend the meeting. Whether or not you plan to attend the Annual Meeting, please read the accompanying proxy statement and then vote as promptly as possible. This will save us the additional expense of soliciting proxies and will ensure that your shares are represented at the meeting. You may vote over the Internet, as well as by telephone, or, if you requested to receive printed proxy materials, by marking, signing, dating and returning your proxy card. Please review the instructions on each of your voting options described in this proxy statement, as well as in the Notice you received in the mail.

Regardless of the number of shares you own, your vote is very important. Please act today.

The Board and management are committed to our mission of providing financial inclusion for all while generating solid returns on your investment. As President and Chief Executive Officer of Meta Financial, I want to express my appreciation for your continued confidence and support.

Very truly yours,

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS

DATE: Tuesday, February 23, 2021

TIME: 9:00 a.m., Central Standard Time

ACCESS: The Annual Meeting of Stockholders
(the “Annual Meeting”) can be accessed virtually at:
www.virtualshareholdermeeting.com/CASH2021

At the Annual Meeting, stockholders will be asked to:

•	Elect four directors: three directors for a term of three years and one director for a term of one year, in each case until their successors are elected and duly qualified;
•	Approve, by a non-binding advisory vote, the compensation of our “named executive officers”; and
•	Ratify the appointment by the Board of Directors of the independent registered public accounting firm Crowe LLP as the independent auditors of Meta Financial’s financial statements for the fiscal year ending September 30, 2021.

The Board of Directors of Meta Financial (the “Board”) recommends that you vote “FOR” the election of each of the nominated directors, “FOR” the non-binding advisory vote to approve the compensation paid to our named executive officers, and “FOR” the ratification of the appointment of the independent registered public accounting firm Crowe LLP.

We are not aware of any other business to come before the meeting.

The record date for the Annual Meeting is December 31, 2020. Only stockholders of record at the close of business on that date are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

Regardless of the number of shares you own, your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. Your proxy will not be used if you attend and vote at the Annual Meeting, and you may change or revoke your proxy selection at any time before the Annual Meeting.

In light of the COVID-19 pandemic, for the safety of our directors, employees and stockholders, we have determined that the Annual Meeting will be held in a virtual meeting format only, via the Internet, with no physical in-person meeting. If you plan to attend the virtual meeting, please see “Information About the Annual Meeting” on page 54. Stockholders will be able to attend, vote and submit questions (both before, and for a portion of, the meeting) from any location via the Internet.

Thank you for your continued interest and support.

Important Notice Regarding the Availability of Proxy Materials for the 2021 Annual Meeting of Stockholders to be Held on February 23, 2021: Meta Financial’s Notice of Internet Availability of Proxy Materials, Proxy Statement, and Annual Report to Stockholders, including Meta Financial’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020, are available at www.proxydocs.com/CASH.

We first mailed the Notice of Internet Availability of Proxy Materials, in lieu of a paper copy of this proxy statement, to our stockholders on or about January 14, 2021.

By Order of the Board of Directors, Anthony Sharett Chief Legal and Compliance Officer, Corporate Secretary Sioux Falls, South Dakota January 14, 2021

REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:
Please refer to the enclosed proxy materials or the information forwarded by your bank, broker, or other holder of record to see which voting methods are available to you.

INTERNET	TELEPHONE	MAIL	IN PERSON
Go to www.proxyvote.com. You must have the control number from your proxy card to vote your shares via the Internet.	Call 1-800-690-6903 toll-free. You must have the control number from your proxy card to vote your shares by telephone.	If you received printed proxy materials, you can vote by written proxy card. Enter your selections, sign and date your proxy card and mail it back in the postage-paid envelope provided.	Attend the Annual Meeting and vote your shares via the Internet. This is the only method of voting during the Annual Meeting.

Stockholders who attend the Annual Meeting by following the instructions to join the virtual meeting described on page 54 will be considered to be attending the Annual Meeting “in person.” Please see page 54 for more information about how to vote and how to attend the Annual Meeting.

www.metafinancialgroup.com

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PROXY STATEMENT SUMMARY

Introduction

The Board of Directors (the “Board”) of Meta Financial Group, Inc. (“Meta Financial”) is using this proxy statement to solicit proxies from the holders of its common stock, par value $0.01 per share (the “Common Stock”) for use at Meta Financial’s Annual Meeting of Stockholders (the “Annual Meeting”). This summary highlights certain information contained in the proxy statement for the Annual Meeting. We encourage you to read the entire proxy statement before you vote.

Certain information provided in this proxy statement relates to MetaBank, N.A., which is a wholly-owned subsidiary of Meta Financial (“MetaBank,” together with Meta Financial, “Meta”).

Information About the Annual Meeting

Time and Place

Our Annual Meeting will be held as follows:

DATE: February 23, 2021	TIME: 9:00 a.m., Central Standard Time	ACCESS: www.virtualshareholdermeeting.com/CASH2021

Matters to be Considered

At the Annual Meeting, stockholders of Meta Financial will be asked to consider and vote on the following proposals:

Proposal		Board’s Recommendation	Page Reference
1.	Elect four directors: three directors for a term of three years and one director for a term of one year, in each case until their successors are elected and duly qualified	FOR	10
2.	Approve, by a non-binding advisory vote, the compensation of our named executive officers	FOR	28
3.	Ratify the appointment of Crowe LLP as Meta Financial’s independent registered public accounting firm	FOR	51

We may also transact any other business that may properly come before the Annual Meeting. As of the date of this proxy statement, we are not aware of any business to be presented for consideration other than the matters described in this proxy statement.

META FINANCIAL GROUP, INC • 2020 PROXY STATEMENT	6

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What’s New?

We rewrote, reorganized, and redesigned this proxy statement to help you better understand our governance and compensation practices. We hope our new proxy statement demonstrates our commitment to transparency.

We are providing more information about the members of our Board and the skills and experience they bring to their service, as well as our Board self-evaluation process. We also discuss some new policies, including an informal process for stockholders to recommend potential directors and an onboarding and continuing education program for our directors.

Directors

Name	Age	Principal occupation	Director since	Independent	Committees
Director nominees whose terms expire in 2024
Frederick V. Moore Chairperson of the Board	64	Executive Search Consultant, AGB Search	2006		• Audit • Compensation • Nominating
Becky S. Shulman	56	President and Chief Operating Officer, Card Compliant, LLC	2016		• Audit • Compensation (chair) • Nominating • ESG
Lizabeth H. Zlatkus	62	Retired Chief Risk Officer/Chief Financial Officer, The Hartford Financial Services Group	New		• None
Director nominee whose term expires in 2022
Ronald D. McCray	63	Advisor, RLJ Equity Partners	New		• None
Directors whose terms expire in 2022
Bradley C. Hanson	56	President and CEO of Meta Financial	2005		• None
Elizabeth G. Hoople	62	Financial services consultant, Bank On Marketing	2014		• Audit • Compensation • Nominating (chair) • ESG
Directors whose terms expire in 2023
Douglas J. Hajek Vice Chairperson of the Board	71	Of Counsel, Davenport, Evans, Hurwitz & Smith, LLP	2013		• Compensation • Nominating
Michael R. Kramer	77	Member, Dickinson Wright, PLLC	2018		• Nominating • ESG (chair)
Kendall E. Stork	67	Retired Sioux Falls Site President, Citibank	2016		• Audit (chair) • Compensation • Nominating

META FINANCIAL GROUP, INC • 2020 PROXY STATEMENT	7

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Corporate Governance Highlights

THE BOARD IS COMMITTED TO EXERCISING GOOD CORPORATE GOVERNANCE PRACTICES. THIS INCLUDES:

Independent Chairperson of the Board

Chairperson and Chief Executive Officer (“CEO”) positions are separate

Each standing committee composed exclusively of independent directors

Regular committee meetings throughout the year, including executive session without management present

Stock ownership guidelines for our Executive Officers and Board of Directors

A robust clawback policy

98% Board and committee meeting attendance for each director in fiscal year 2020

Active stockholder engagement program

Annual Board self-evaluation

Newly adopted Corporate Governance Guidelines and Stockholder Recommendation of Director Nominees Policy

Newly formed committee to oversee our Environmental, Social and Governance (“ESG”) program

2 NEW DIRECTOR NOMINEES IN 2021

8 INDEPENDENT DIRECTORS AND DIRECTOR NOMINEES

33.3% FEMALE DIRECTORS AND DIRECTOR NOMINEES

6.2 YEARS AVERAGE TENURE FOR CONTINUING INDEPENDENT DIRECTORS

1
1
4
<4 years
4-8 years
9+ years

83% 0-8 YEARS

OUR DIRECTORS AND DIRECTOR NOMINEES HAVE THE RIGHT MIX OF SKILLS AND EXPERIENCE

Skill	Number
Commercial Finance	3
Payments and Prepaid Cards	6
Consumer Lending	5
Tax Services	2
Senior Leadership as an SVP, EVP, President and/or CEO	9
Business Development/Mergers and Acquisitions	8
Cybersecurity and Information	3
Marketing	3
Legal and Regulatory	9
Strategy	9

META FINANCIAL GROUP, INC • 2020 PROXY STATEMENT	8

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Executive Compensation Highlights

Balanced compensation philosophy utilizing a mix of cash and equity, short-term and long-term, fixed and variable (at-risk) incentives

82% support for “Say-On-Pay” vote in 2020

Target executive pay, on average, at the 50th percentile for comparably-sized companies

73% of CEO’s target pay and 52% of other named executive officers’ (“NEOs”) target pay was variable and at-risk

Significant portion (80%) of executive incentive awards tied to company performance, with only 20% tied to individual performance and other factors

Actual incentive payouts are commensurate with our fiscal year 2020 financial performance

Equity incentives vest over two additional years to provide a long-term incentive component to our overall compensation mix

Effective For Fiscal Year 2021

Further enhanced our focus on creating long-term shareholder value by implementing a long-term incentive plan that directly aligns equity awards for our CEO and Chief Financial Officer (“CFO”) with execution of our business strategy over three-year performance periods

All equity awards received by the CEO and CFO will be long-term and performance-based

Updated the performance metrics for the annual incentive plan to appropriately balance metrics for the new long-term incentive plan for the CEO and CFO

META FINANCIAL GROUP, INC • 2020 PROXY STATEMENT	9

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PROPOSAL 1

ELECTION OF DIRECTORS

Our Board currently consists of seven members. Approximately one-third of the directors are elected annually to serve for three-year terms or until their successors are elected and qualified. Two of our director nominees—Frederick V. Moore and Becky S. Shulman—currently serve as Meta Financial directors. Our other two director nominees – Ronald D. McCray and Lizabeth H. Zlatkus – were initially recommended for election to the Board by a third-party search firm, which assisted in identifying director prospects, performed candidate outreach, provided information about candidates and performed other related services. In connection therewith, following interviews of the new director nominees by current directors, on December 29, 2020, the Board approved a resolution to increase the size of the Board from seven to nine directors, effective as of the Annual Meeting.

The Corporate Governance and Nominating Committee (“Nominating Committee”) screens and recommends candidates to serve on our Board. Except as may be required by NASDAQ or SEC rules, there are no specific minimum qualifications for candidates for the Board. Director nominees are selected based on business and professional accomplishments, integrity, demonstrated ability to make independent analytical inquiries, ability to understand Meta Financial’s business, relevant expertise and experience, commitment to stockholders, financial acumen, personal character, community involvement, and willingness to devote the necessary time to Board duties. In making its determinations, the Board considers any relevant laws and regulations, as well as other factors deemed important (such as the present composition of the Board). The Nominating Committee will also take into account whether a candidate satisfies the criteria for “independence” under the NASDAQ Listing Rules and, if a nominee is sought for service on the Audit Committee, the candidate’s financial and accounting experience, including whether the candidate qualifies as an audit committee financial expert.

We do not have a formal policy with regard to the consideration of diversity in identifying director nominees. However, the Nominating Committee considers diversity of opinions, perspectives, personal and professional experiences, and backgrounds when evaluating potential directors.

The Nominating Committee considers recommendations from a wide variety of business contacts, including current directors, executive officers, community leaders and stockholders as a source for potential Board candidates. The Nominating Committee also occasionally uses the services of third-party search firms to assist it in identifying and evaluating possible director nominees. The Board reviews and has final approval of all potential director nominees for election to the Board.

The Nominating Committee will consider candidates recommended by stockholders in accordance with our new Stockholder Recommendation of Director Nominees Policy. This policy is available on our website under “Governance—Governance Documents.” To recommend a nominee for the Fiscal Year 2022 Annual Meeting of Stockholders, a stockholder must provide certain information as described in the Policy no later than September 16, 2021. If any information is missing or not received on a timely basis, the proposed nominee may not be considered. Any such recommended candidates will be evaluated on the same basis as candidates the Nominating Committee identifies through other channels.

META FINANCIAL GROUP, INC • 2020 PROXY STATEMENT	10

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As shown below, our directors and director nominees have a mix of skills and experience that we believe are relevant to Meta Financial’s long-term strategy and success.

Criteria	Hajek	Hanson	Hoople	Kramer	McCray	Moore	Shulman	Stork	Zlatkus
Commercial Finance
Expertise in commercial finance (such as collateral-based lending, asset-based lending and factoring, equipment leasing, government guaranteed lending, joint ventures, alternative energy and insurance premium financing) and knowledge of key customers and associated risks.
Payments and Prepaid Cards
Expertise in payments and prepaid cards (including prepaid sponsorship, prepaid issuance, ATM acquiring sponsorship and merchant acquiring sponsorship) and knowledge of key customers and associated risks.
Consumer Lending Expertise in consumer credit products and knowledge of key customers and associated risks.
Tax Services Expertise in short-term taxpayer electronic return originator advance loans and knowledge of key partners and associated risks.
Senior Leadership as an SVP, EVP, President and/or CEO
Outstanding track record as a business leader, preferably as an SVP, EVP, CEO or President. An independent thinker with appropriate stature and style. Experienced at dealing with multiple shareholders.
Business Development/Mergers and Acquisitions
Experience with repositioning businesses for sustained growth and long-term value creation. Track record of driving growth for complex, high performance businesses.
Cybersecurity and Information
Solid understanding of information technology systems and developments, either through academia or industry experience and cybersecurity technologies and approaches, either through academia or industry experience.
Marketing Experience with business-to-business brand marketing.
Legal and Regulatory
Experience working on complex legal issues applicable to the business, including as a credentialed attorney, and knowledge of regulatory issues, OCC, FDIC, government relations and public policy.
Strategy Experience with strategic planning or strategy development.

If before the election it is determined that any director nominee is unable to serve, your proxy authorizes a vote for a replacement nominee if our Board names one. At this time, we are not aware of any reason why a nominee might not remain on the ballot until the election. There are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

The Board unanimously recommends that you vote “FOR” each of the director nominees.

META FINANCIAL GROUP, INC • 2020 PROXY STATEMENT	11

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Nominees Seeking Election for a Term to Expire in 2024

FREDERICK V. MOORE Chairperson
Age: 64 Director since: 2006 Term to Expire: 2024 Independent Committees: • Audit • Compensation • Nominating Other boards: • MetaBank (since 2006), Chairperson (since 2019)

Frederick V. Moore has served as an Executive Search Consultant with AGB Search since July 2017. He also serves on the Executive Advisory Board of Campus Works, (a company that provides consultation technology-based services to higher education)—a post he has held since July 2017. Mr. Moore served as President of Buena Vista University in Storm Lake, Iowa from 1995 until June 2017, when he was named President Emeritus. Before joining Buena Vista University, he worked as a strategic planner, financial analyst, and marketing executive. Mr. Moore is an attorney.

Skills and Experience

The Board believes that the experience, qualifications, attributes, and skills that Mr. Moore developed through his position as President of Buena Vista University, as well as his service as Chairperson of the Board and on various Board committees, enable him to provide the Board extensive financial and management expertise.

BECKY S. SHULMAN
Age: 56 Director since: 2016 Term to Expire: 2024 Independent Committees: • Audit • Compensation (chair) • Nominating • ESG Other boards: • MetaBank (since 2016) • H&R Block Bank (2009-2015)

Becky S. Shulman is the President and Chief Operating Officer of Card Compliant, LLC (“Card Compliant”), a compliance specialty company serving the prepaid industry. Prior to joining Card Compliant in 2012, Ms. Shulman held several executive positions in the financial services and tax industries, including CFO and Treasurer of H&R Block, Inc. (“H&R Block”) and Deputy CFO of LPL Financial. She previously held the position of Chief Investment Officer of U.S. Central Credit Union.

Skills and Experience

The Board believes that the experience, qualifications, attributes, and skills that Ms. Shulman developed through her positions at Card Compliant and H&R Block, as well as her service on our Board and various Board committees, enable her to provide the Board extensive financial and management expertise.

LIZABETH H. ZLATKUS

Age: 62

Director Nominee

Term to Expire: 2024

Independent

Committees:

•  None

Other boards:

•  Axis Capital Holdings, Limited (since 2019)

•  Boston Private Financial Holdings, Inc. (since 2015)

•  SE-2 (since 2017)

Lizabeth H. Zlatkus is a nominee to the Board of Directors of Meta Financial Group, Inc. and MetaBank. From 1983 through 2011, Ms. Zlatkus held various executive positions at The Hartford Financial Services Group, including Chief Financial Officer and Chief Risk Officer, as well as Co-President of Hartford Life Insurance Companies. Ms. Zlatkus serves on the Boards of Directors of Axis Capital Holdings, Limited, and Boston Private Financial Holdings, Inc. and SE-2, a privately held technology services company. Ms. Zlatkus graduated with distinction from The Pennsylvania State University in 1982 with a B.S. in Accounting.

Skills and Experience

The Board believes that Ms. Zlatkus’ extensive experience in the financial services arena, where she has deep expertise in risk and finance, operations, regulation, and governance, as well as public company board experience, makes her an excellent nominee for the Board.

META FINANCIAL GROUP, INC • 2020 PROXY STATEMENT	12

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Nominee Seeking Election for a Term to Expire in 2022

RONALD D. MCCRAY
Age: 63 Director Nominee Term to Expire: 2022 Independent Committees: • None Other boards: • A.H. Belo Corporation (since 2010)

Ronald D. McCray is a nominee to the Board of Directors of Meta Financial Group, Inc. and MetaBank. Mr. McCray is an advisor at RLJ Equity Partners, a private equity firm. From 2015 to 2016, Mr. McCray was Chairman, Interim President and Chief Executive Officer of Career Education Corp. (now Perdoceo Education Corporation), from 2007 to 2009 he was Chief Administrative Officer at NIKE, Inc., and from 1987 to 2007 he served in various roles as a lawyer at Kimberly Clark Corporation, including as SVP, Law and Government Affairs and Chief Compliance Officer. Mr. McCray is on the Board of Directors of A.H. Belo Corporation. Mr. McCray received his undergraduate degree in Government from Cornell University in 1979, and his J.D. from Harvard Law School in 1983.

Skills and Experience

The Board believes that Mr. McCray has significant experience and knowledge in the leadership of large organizations, accounting, finance, corporate governance, risk management, operations and marketing, as well as public company board experience. These skills, together with his legal training and experience, serve to strengthen the Board’s collective qualifications, skills and experience.

Directors Continuing in Office

DOUGLAS J. HAJEK Vice Chairperson
Age: 71 Director since: 2013 Term to Expire: 2023 Independent Committees: • Compensation • Nominating Other boards: • MetaBank (since 2013), Vice Chairperson (since 2019)

Douglas J. Hajek is of counsel with the law firm of Davenport, Evans, Hurwitz & Smith, LLP concentrating in corporate and financial services matters with over thirty years of experience. Previously, Mr. Hajek held management positions in commercial banking at U.S. Bank and two independent banks.

Mr. Hajek serves as vice chair of the South Dakota Building Authority and is a member of the Finance Council of the Catholic Diocese of Sioux Falls.

Skills and Experience

The Board believes that the experience, qualifications, attributes, and skills that Mr. Hajek developed through his banking, lobbying, and legal work, as well as his service on our Board and various Board committees, enable him to provide the Board with extensive expertise regarding the regulation, operations, and management of Meta Financial.

BRADLEY C. HANSON
Age: 56 Director since: 2005 Term to Expire: 2022 Committees: • None Other boards: • MetaBank (since 2005) • Bankaool Mexican bank (since 2019)

Bradley C. Hanson is President and Chief Executive Officer (“CEO”) of Meta Financial and Co-President and CEO of MetaBank. With more than 25 years of experience in banking, payment cards, and financial technology, Mr. Hanson has been widely recognized for the significant role he played in the development of the prepaid card industry. He joined Meta Financial in 2004 and founded the Meta Payment Systems division. After serving as the President of MetaBank and the Meta Payment Systems division, Mr. Hanson was appointed CEO of Meta Financial in October 2018. Before joining Meta Financial, Mr. Hanson served as a Senior Vice President at BankFirst, where he gained experience in retail banking, mortgage lending, and credit cards, in addition to managing the technology and project management functions for the bank.

Mr. Hanson serves on the Board of Directors for Bankaool, a Mexican bank dedicated to serving underserved populations in Mexico, and he has served on various non-profit boards, including his current role as Audit Committee Chair and Global Board member for Operation HOPE.

Skills and Experience

The Board believes that Mr. Hanson’s experience working with regulators and many financial innovators provides a unique perspective on the history of the prepaid payments industry, current threats and opportunities, and the changing roles of key industry participants. His years of experience as a member of the Board and service as an executive officer of Meta Financial and involvement in various capacities in the financial services industry enable him to provide the Board extensive expertise regarding Meta Financial’s operations and management.

META FINANCIAL GROUP, INC • 2020 PROXY STATEMENT	13

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ELIZABETH G. HOOPLE
Age: 62 Director since: 2014 Term to Expire: 2022 Independent Committees: • Audit • Compensation • Nominating (chair) • ESG Other boards: • MetaBank (since 2014)

Elizabeth G. Hoople works as a financial services consultant with Bank On Marketing, a consulting firm she formed in March 2013, specializing in business strategy, marketing, and payments product development. Until March 2013, she served as head of marketing for Wells Fargo for 15 years. She holds several patents for developing “My Spending Report,” an online personal financial and budgeting tool for wellsfargo.com. Ms. Hoople previously held management positions with Providian Financial and also with Citigroup, where she introduced the world’s first major Photocard product.

Skills and Experience

The Board believes that the experience, qualifications, attributes, and skills that Ms. Hoople developed through her years of involvement in various capacities in the financial services industry, as well as her service on our Board and various Board committees, enable her to provide the Board extensive expertise regarding Meta Financial’s operations and management.

MICHAEL R. KRAMER
Age: 77 Director since: 2018 Term to Expire: 2023 Independent Committees: • Nominating • ESG (chair) Other boards: • MetaBank (since 2018)

Michael R. Kramer is a member at the law firm of Dickinson Wright, PLLC, which served as legal counsel to Crestmark Bancorp, Inc. (“Crestmark”) since 2004 through Meta Financial’s acquisition of Crestmark. Previously, Mr. Kramer was a senior partner at Miro Weiner & Kramer from 1995 to 2004. He has been a lawyer since 1968, concentrating on corporate, real estate, and banking and financial services matters.

Mr. Kramer previously served as Chairperson of the Board of Trustees for Oakland University in Rochester, Michigan.

Skills and Experience

The Board believes that the experience, qualifications, attributes, and skills that Mr. Kramer developed providing legal representation to financial institutions, as well as his service on our Board and various Board committees, enable him to provide the Board with extensive expertise regarding the regulation, operations, and management of Meta Financial.

KENDALL E. STORK
Age: 67 Director since: 2016 Term to Expire: 2023 Independent Committees: • Audit (chair) • Compensation • Nominating Other boards: • MetaBank (since 2016)

Kendall E. Stork retired in 2016 as Sioux Falls Site President for Citibank—a position he held for seventeen years. He was previously the President and CEO of Citibank, South Dakota, where he served on the Board for twelve years, seven of those as Chair.

Skills and Experience

The Board believes that the experience, qualifications, attributes, and skills that Mr. Stork developed through his position at Citibank, as well as his strong financial services background and his service on our Board and various Board committees, enable him to provide the Board extensive financial and management expertise.

META FINANCIAL GROUP, INC • 2020 PROXY STATEMENT	14

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CORPORATE GOVERNANCE

Independence

Our Corporate Governance Guidelines provide that a majority of our directors must be “independent.” For this purpose, the Board relies on the definitions of “independence” and “non-employee directors” found in rules promulgated by the Internal Revenue Service, the Securities and Exchange Commission (the “SEC”), and the NASDAQ Stock Market.

Our Board has determined that the following six directors are independent: Douglas J. Hajek, Elizabeth G. Hoople, Michael R. Kramer, Frederick V. Moore, Becky S. Shulman, and Kendall E. Stork and the following two director nominees are independent: Ronald D. McCray and Lizabeth H. Zlatkus. The Board determined that Bradley C. Hanson, our President and CEO, does not qualify as an independent director. During fiscal year 2020, the Board also determined that W. David Tull did not qualify as an independent director. Mr. Tull resigned from the Board effective November 24, 2020.

In determining that Mr. Hajek is independent, the Board considered Meta Financial’s relationship with Davenport, Evans, Hurwitz & Smith, LLP, the law firm at which Mr. Hajek is of counsel. In determining that Ms. Shulman is independent, the Board considered Meta Financial’s relationship with Card Compliant, LLC, of which Ms. Shulman is the President and Chief Operating Officer. In determining that Mr. Kramer is independent, the Board considered Meta Financial’s relationship with Dickinson Wright, LLP, the law firm at which Mr. Kramer is a partner. See “Related Person Transactions” for more information. The Board determined that these relationships were not material and did not impact the applicable director’s independence based on the amounts involved, the lack of financial interest of the directors in the transactions, and the fact that the payments made were for services in the ordinary course of Meta Financial’s business.

Separation of Board Chairperson and CEO

Frederick V. Moore, an independent director, has served as Chairperson of the Board since 2019. The Board has determined that separating the Chairperson and CEO positions is currently the most effective leadership structure for Meta Financial, allowing the Chairperson to focus on Board matters and the CEO to focus on Meta Financial’s day-to-day operations and leadership. The Board believes Meta Financial is well-served by this leadership structure. Nevertheless, the Board has no formal policy requiring the positions of Chairperson of the Board and CEO to be separated. If the CEO were to also serve as Chairperson of the Board, the independent directors would appoint a “Lead Independent Director.”

The Chairperson and Vice Chairperson of the Board are elected annually.

Risk Oversight

The Board is actively involved in overseeing management of risks that could affect Meta Financial. This oversight is conducted primarily through the Board’s committees, but the full Board retains responsibility for general oversight. The Board endeavors to satisfy this responsibility by evaluating reports by each committee chair regarding the committee’s considerations and actions, and by evaluating reports from Meta officers responsible for the oversight of specific risks—particularly MetaBank’s Chief Risk Officer.

Risks relating to the direct operations of MetaBank are overseen by the Board, whose members also serve as directors of MetaBank. In addition, all of Meta Financial’s Audit Committee members serve on MetaBank’s Audit Committee. The Audit Committee annually reviews and approves management’s internal audit risk assessments and multi-year audit plan.

The Board of MetaBank has established a Loan Committee and an Internal Control and Risk Committee that conduct risk oversight separate from that of Meta Financial. Further, MetaBank’s Board oversees risks through the establishment of policies and procedures that are designed to guide daily operations in a manner consistent with applicable laws, regulations, and risks acceptable to MetaBank. Finally, the MetaBank Board also takes into account observations and recommendations of its regulators.

The Compensation Committee annually considers whether Meta Financial’s compensation programs could motivate excessive risk-taking that could have a material adverse effect on Meta Financial. For more information, see “Compensation Risk Analysis” on page 39.

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Stockholder Engagement

We regularly engage with stockholders and stakeholders to ensure that existing and potential investors understand our key strategic initiatives and decisions and that we address their questions and understand their priorities.

During the past fiscal year, senior management provided institutional investors a wide variety of opportunities to engage and provide feedback. Among other things, Meta Financial executives attended industry conferences, held over 120 investor meetings and calls, and hosted group investor meetings. We discussed a variety of topics, including Meta Financial’s strategic initiatives, corporate governance, executive compensation, COVID-19 pandemic business impacts, and environmental, social, and governance matters. We appreciate that our stockholders took the time to share their perspectives and questions with us.

Board Self-Assessment

The Board performs a self-assessment of its performance at least annually. The purpose of the assessment is to improve the functioning of the Board as a unit, and not to target the performance of any individual director. The Board conducted its initial assessment in January 2020.

The Nominating Committee oversees the Board assessment. In particular, the Nominating Committee identifies the subject matters the assessment will address, seeks written comments from all directors, and communicates the results of the assessment to the Board for discussion. The Nominating Committee may hire external consultants or advisors to assist with or to facilitate any part of this process.

The Board’s initial assessment was conducted through a secure online board portal on an anonymous basis by the Corporate Secretary’s office. As a result of this assessment, the Board has focused and will continue to focus on its culture, strategic planning for Meta Financial and MetaBank, and CEO succession planning. The Board also developed a director skills matrix in response to this assessment, which is included in this proxy statement on page 11. The committees of the Board conducted their initial self-assessments in October 2020, and will continue to conduct annual self-assessments in the future.

Director Onboarding and Continuing Education

The Nominating Committee, with the assistance of management, coordinates an onboarding program for new directors that includes, among other things background materials, meetings with senior management, and visits to certain Meta facilities. All new directors must complete the onboarding program.

While serving on our Board, each director is expected to attend Meta Financial’s annual directors’ retreat and is encouraged to complete at least five hours of approved continuing education every two years.

Stock Ownership Guidelines

The Compensation Committee has adopted stock ownership guidelines to further align the interests of our non-employee directors with the interests of Meta Financial’s stockholders. These guidelines provide that:

•	Each non-employee director must hold a minimum number of shares of our Common Stock having a market value equal to three times such director’s annual cash retainer. For this purpose, the term “annual cash retainer” means the cash component of director compensation for being on the Board, excluding compensation received for serving as a Board chair or vice chair or generally on a committee or as a chair of any committee.

•	For purposes of calculating the minimum number of shares of our Common Stock required to meet the stock ownership guidelines, the market value of shares is calculated based upon the average closing price for shares of Common Stock for the thirty trading days preceding the date of calculation, as reported by NASDAQ.

•	Each non-employee Director who was serving when the guidelines went into effect on January 1, 2018, must attain the minimum stock ownership level by January 1, 2023; all other non-employee Directors must attain the minimum stock ownership level within three years of being appointed or elected to the Board. If the cash retainer is increased, non-employee directors will have an additional year to attain the new minimum stock ownership level.

•	Until the minimum stock ownership requirement is met, each non-employee director must hold at least fifty percent (50%) of the net shares of Common Stock owned by such director as of January 1, 2018. In addition, each non-employee director must retain 50% of all future equity grants until such minimum stock ownership requirement is met. For this purpose, the term “net shares” of Common Stock includes shares held outright, stock equivalents (e.g., stock units), shares held in benefit plans, unvested restricted stock, and shares held by immediate family members, but such term excludes unvested performance awards.

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•	Despite the holding requirement just described, non-employee directors are permitted to sell stock to cover the tax liabilities created by equity grants.

•	Once a non-employee director reaches the minimum required number of shares of Common Stock, any declines in stock price will not cause such non-employee director to fall out of compliance so long as he or she will be required to retain all shares then held until such time as the non-employee director complies with the minimum ownership requirement.

•	If these guidelines would place a severe economic hardship on a non-employee director, the Compensation Committee will consider and may elect to find the non-employee director in compliance or not or take such other action as the Compensation Committee deems appropriate.

The Compensation Committee reviews progress towards satisfying stock ownership guidelines at least annually. All non-employee directors have either achieved the minimum stock ownership requirement or are making appropriate progress toward that requirement.

Restrictions on Service as a Director

No individual, other than those who were already serving as directors on January 1, 2020, will be nominated to our Board after attaining the age of 72 without a specific exemption from the Board. We do not have a policy regarding term limits.

Directors may not serve on more than five boards of other public companies in addition to Meta Financial’s Board. Members of the Audit Committee may not serve on more than two other public company audit committees.

Meetings and Attendance

Regular meetings of the Board are generally held on a quarterly basis. Special meetings may be called from time to time as circumstances warrant. Directors are expected to attend all Board meetings and are asked to attend the annual stockholders meeting. The Board held four regular meetings and five special meetings in fiscal year 2020. The non-employee directors convened four executive sessions after Board meetings without management participation. Such sessions are generally chaired by the Chairperson of the Board.

Every director attended above 98% of the total number of Board meetings, and at least 88% of the total number of meetings of the committees on which he or she served.

Senior members of management have been present at each annual meeting to meet with stockholders and answer any questions. Historically, stockholder attendance has been limited, which we attribute to our policy of regular and detailed communications with our stockholders and investors through meetings with management and other investor relations activities. Since very few stockholders have historically attended our annual meetings and all of our directors typically attend, we encourage but have not adopted a policy requiring the attendance of directors at the annual meeting. All of the directors attended the 2020 annual stockholders meeting.

Other Governing Documents

Meta Financial has adopted a written Code of Business Conduct that applies to all directors, officers, and employees. If we make substantive amendments to or grant any waiver from the Code of Business Conduct applicable to our principal executive or financial officers, we will disclose the nature of such amendments or waiver in a report on Form 8-K in a timely manner.

Meta Financial has also adopted Corporate Governance Guidelines to facilitate principled actions, effective decision-making, and appropriate monitoring of both compliance and performance by the Board.

Our Code of Business Conduct and Corporate Governance Guidelines can be found on Meta Financial’s website at www.metafinancialgroup.com, “Governance - Governance Documents.” At the same location, you can find:

•	Meta Financial’s Certificate of Incorporation and Second Amended and Restated By-laws (“By-laws”),

•	the Stockholder Recommendation of Director Nominees Policy, and

•	charters for each of the Board’s four committees.

Communicating with our Directors

Stockholders may communicate with the Board in writing addressed to the Chairperson of the Board or to any individual Director at Meta Financial’s offices at 5501 South Broadband Lane, Sioux Falls, South Dakota 57108. Communications to the non-management directors as a group may be sent to the Chairperson of the Board c/o the Corporate Secretary of Meta Financial at the same address.

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Committees of the Board

During fiscal year 2020, the Board had an Audit Committee, a Compensation Committee, a Nominating Committee and an ESG Committee. The Board formed the ESG Committee during fiscal year 2020. The charter for each committee can be found on Meta Financial’s website at www.metafinancialgroup.com, “Governance - Governance Documents - Committee Charters.” Every member of every committee is currently, and during fiscal year 2020 was, independent. Members of each committee are members for the Boards of both Meta Financial and MetaBank.

AUDIT COMMITTEE
Members: Stork (chair), Hoople, Moore, Shulman Meetings in fiscal 2020: six	The Audit Committee assists the Board in fulfilling its oversight responsibilities related to, among other things:
	•	the integrity of Meta Financial’s financial statements and Meta Financial’s accounting and financial reporting process (both internal and external) and financial statement audits,
	•	the qualifications and independence of the independent auditor,
	•	the performance of Meta Financial’s internal audit function and independent auditors,
	•	Meta Financial’s compliance with legal and regulatory requirements, and
	•	Meta Financial’s systems of disclosure controls and procedures, internal controls over financial reporting, and compliance with Meta Financial’s Code of Business Conduct.
Each member of the Audit Committee is a non-employee director who (1) meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 5605(a)(2) of the NASDAQ Listing Rules; and (2) is able to read and understand fundamental financial statements and otherwise complies with NASDAQ’s financial literacy requirements. The Board has determined that each of Mr. Moore, Ms. Shulman, and Mr. Stork, based upon their respective experience, training, and education, qualifies as an “audit committee financial expert” as that term is defined in the rules and regulations of the SEC.

COMPENSATION COMMITTEE
Members: Shulman (chair), Hajek, Hoople, Moore, Stork Meetings in fiscal 2020: nine	The Compensation Committee’s general purpose is to review and approve Meta Financial’s overall compensation philosophy, principles and practices and to discharge the Board’s responsibilities relating to the compensation of Meta Financial’s non-employee directors and executive officers and the implementation of Meta Financial’s executive compensation plans. The Compensation Committee, among other things:
	•	reviews Meta Financial’s executive officer compensation programs in light of the overall compensation philosophy,
	•	reviews and approves the compensation of Meta Financial’s CEO and other executive officers,
	•	reviews the corporate goals and objectives relevant to the evaluation and compensation of Meta Financial’s CEO and other executive officers,
	•	reviews and approves any employment, severance, change-in-control, or termination agreements to be made with any executive officer and makes recommendations to the Board,
	•	reviews and approves the compensation of the Board’s non-employee directors,
	•	approves any new incentive compensation plans, and
	•	annually reviews progress towards satisfying Meta Financial’s Stock Ownership Guidelines
The Compensation Committee has the sole authority to retain compensation consultants to assist in evaluating executive officer compensation. In May 2019, the Compensation Committee retained Pay Governance LLC to provide advice concerning executive and director compensation. The Compensation Committee may delegate its authority to subcommittees as it deems appropriate and, to the extent permitted by applicable law, may delegate to one or more executive officers the authority, within guidelines established by the Compensation Committee, to approve equity compensation awards under our equity compensation plans for employees other than officers. The Compensation Committee also may delegate any non-discretionary administrative authority under Meta compensation and benefit plans, consistent with any limitations specified in the applicable plans.

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NOMINATING COMMITTEE
Members: Hoople (chair), Hajek, Kramer, Moore, Shulman, Stork Meetings in fiscal 2020: eight	The Nominating Committee assists the Board by considering and addressing matters relating to governance of the Board, Meta Financial and MetaBank; identifying qualified individuals to become directors; and recommending to the Board director nominees.

ESG COMMITTEE
Members: Kramer (chair), Hoople, Shulman Meetings in fiscal 2020: none	The newly-formed ESG Committee oversees Meta Financial’s ESG program, including its policies, programs, and strategies regarding environmental, social and governance matters significant to Meta Financial and the public. The ESG Committee’s first meeting was in November 2020, after the end of the 2020 fiscal year.

If elected, it is anticipated that director nominees Ronald D. McCray and Lizabeth H. Zlatkus will serve on committees to be determined by the Board.

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ENVIRONMENTAL, SOCIAL AND GOVERNANCE MATTERS

At MetaBank, our mission is Financial Inclusion for All®. We are a financial enablement company that works with innovators to increase financial availability, choice, and opportunity by providing responsible, secure, and high-quality financial products. These products benefit communities at the core of the real economy. We use our national bank charter to enable third-party providers (Banking as a Service, or BaaS) by helping them access financial networks, navigate risk and compliance, and oversee their activities to ensure quality, security, and fairness. MetaBank is committed to expanding who the financial industry helps and how, and we strongly believe that financial enablement and economic mobility is fundamental to our cause.

Consistent with our mission, we consider ESG matters a critical component of our success. In 2020, we began developing a governance structure that aligns with key ESG efforts that were already underway. We are focused on identifying our material opportunities and establishing a long-term ESG strategy, as well as operationalizing our core tenets of Diversity, Equity, and Inclusion throughout Meta. We drew heavily from key ESG principles in responding to the COVID-19 pandemic.

ESG Governance

Our new ESG governance structure emphasizes Board and executive management oversight of our company-wide program implementation efforts.

The Board has expressed its commitment to ESG by forming an ESG Committee, which meets quarterly to discuss current and emerging ESG topics and to provide oversight of our ESG initiatives. The Chair of the ESG Committee regularly briefs the Board on the committee’s efforts.

Our Executive Vice President, Chief Legal and Compliance Officer provides executive oversight of our ESG initiatives.

Our newly-hired Vice President of ESG and Community Impact (“ESG Vice President”), who reports directly to the Chief Legal and Compliance Officer, leads ESG efforts from a management perspective.

The Chief Legal and Compliance Officer and the ESG Vice President lead a steering committee of senior executives who help inform our ESG strategy.

A cross-functional working group, chaired by the ESG Vice President, initiates program implementation.

A nationally recognized consultant is assisting with our initial ESG materiality assessment and strategy definition.

We plan to issue our first ESG Annual Report in 2021, which will be made available on our website.

COVID-19 Pandemic Response

First and foremost, we did not institute any layoffs, furloughs, or salary adjustments as a result of the COVID-19 pandemic.

We had a Pandemic Plan in place under our Business Continuity Program before anyone had heard of COVID-19. As a result, when we learned of the COVID-19 pandemic, we were able to immediately take action—with minimal disruption to our business—to ensure our customers’ access to financial services and the health and safety of our employees.

•	We formed a Crisis Command Center in March 2020 consisting of senior executives, including our CEO, to lead Meta through the pandemic.
•	We instituted a work-from-home program for most employees in March 2020, which remains effective until further notice.
•	Those Meta employees whose work requires their presence in our office locations must wear masks and follow federal, state and local social distancing guidelines.
•	We purchased more than 10,000 paper and cloth masks, 24 gallons of hand sanitizer, and many cases of disinfectant wipes for our sites. We also increased sanitizing at each office, provided education to those who would be working at a Meta facility, and continue to maintain close communication with every employee—both remote and in-office—regarding health and safety precautions.

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•	To enable our employees to work from home productively, we purchased laptop computers and other related hardware for those employees who previously worked on desktop computers. In addition, we provided the majority of our employees a $200 stipend so they could enhance their at-home workspaces.

We have also helped the community and our business partners during the pandemic.

•	We provided relief to our clients and borrowers in the form of short-term loan payment deferrals and modifications.
•	We helped small businesses by funding $219 million of Paycheck Protection Program (“PPP”) loans under the Small Business Administration (“SBA”) program to help these businesses keep their workforces employed during the pandemic. Our Crestmark division is an SBA preferred lender.
•	We partnered with the U.S. Treasury Department and Fiserv, a financial services technology company, to further support the government stimulus package by distributing $6.4 billion of Economic Impact Payments on 3.6 million Meta-issued prepaid cards.
•	Each Meta location was empowered to financially support local community pandemic relief efforts.

Social Responsibility

As a Member of Our Communities

Meta employees regularly volunteer their time and contribute to worthwhile causes. In calendar year 2019, more than 125 Meta employees self-reported that they volunteered more than 5,500 hours for various non-profit organizations. In addition, Meta employees pledged approximately $118,000 in fiscal year 2020 to Meta’s annual United Way Campaign through donations and paycheck deductions. MetaBank received an overall rating of Outstanding on its most recent Community Reinvestment Act performance evaluation in February 2020—a rating earned by only 24% of OCC-regulated institutions in 2019.

As an Employer

To continue delivering on our mission of Financial Inclusion for All, it is crucial that we attract and retain diverse talent. To that end, we strive to make MetaBank an inclusive, safe, and healthy workplace, with opportunities for our employees to grow and develop in their careers, supported by strong compensation, benefits, and health and welfare programs.

Diversity, Equity and Inclusion

With the support of our Board and executive management, we have established more robust core tenets aligned to diversity, equity, and inclusion with respect to our candidates, employees, and business partners. To further cultivate inclusion, we have six employee resource groups. These employee-led groups are open to all MetaBank employees and celebrate the diversity among our employee population. For example, in 2020 the Meta Women’s Network sponsored a week of education and financial support for charitable causes fighting breast cancer. We are actively seeking a Chief Diversity, Equity and Inclusion Officer reporting directly to the CEO to lead in this area across Meta.

Total Rewards

We offer and maintain market-competitive total rewards programs, including a company-matched 401(k) Plan and Employee Stock Ownership Plan and company-wide annual bonus opportunities, to attract and retain superior talent. For fiscal year 2020, the annual total compensation for our median employee was $76,388.

Health and Safety

To demonstrate our commitment to health, safety and wellness, we provide our employees and their families access to a variety of flexible and convenient health and welfare programs. In 2020, a number of our mental, physical and overall wellbeing offerings were increased to support our employees during the pandemic.

Talent

We develop talent from within to maximize loyalty and commitment in our employee base, while adding new employees who bring fresh ideas. Following this two-track approach promotes continuous improvement and increased diversity. We have a robust performance management framework, including frequent business and functional reviews, regular goal and employee development discussions, and annual opportunities for pay differentiation via overall performance distinction. As of the end of fiscal year 2020, the average tenure for our employees is approximately six years.

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Corporate Governance

Our commitment to strong, transparent corporate governance and ethical business practices starts with our Board and the executive leadership team. That commitment extends throughout Meta.

•	We have a comprehensive Code of Business Conduct, which all employees and directors are required to certify that they have reviewed each year.
•	Our Board is composed of independent directors (except for our President and CEO) with an independent Board chair.
•	Our directors have a variety of relevant skills, knowledge, experience and perspectives.
•	Our Audit Committee, Compensation Committee, Nominating Committee and ESG Committee are composed of independent directors.
•	Our independent directors meet regularly throughout the year.
•	Our Board is composed of directors with a well-rounded variety of skills, knowledge, experience and perspectives.
•	Our Board adopted Corporate Governance Guidelines this year to formalize critical policies.
•	We maintain strong enterprise risk management processes with Board oversight.
•	We proactively engage with our investors and stockholders.
•	We have robust stock ownership guidelines for directors and executive officers.
•	We have a formal clawback policy for the adjustment or recovery of incentive-based compensation awards to our officers in the event of an accounting restatement due to fraud or intentional misconduct or certain detrimental conduct by the officer.
•	The Board completes an annual self-assessment of Board performance and capabilities.
•	The Board analyzes director skills annually to understand gaps and opportunities.

Environmental Sustainability

We are committed to advancing the sustainability of our business operations and minimizing our impact on the environment. During 2020, we greatly reduced our physical footprint with the sale of our community bank. We currently have fourteen office locations, all but one of which are leased.

•	We use a Digital Addressable Lighting Interface (DALI) system, which uses lighting management software to minimize electrical consumption, at some of our offices.
•	In addition to recycling paper, plastic, metal and glass at some of our offices, we have used Secure Enterprise Asset Management (“SEAM”) since 2016. SEAM provides certified, compliant and secure data destruction, electronics recycling, and asset recovery of business technology equipment. In calendar year 2019 we recycled approximately 10,000 pounds of computer equipment.
•	We continually increase our use of online data and document management and storage, which has greatly reduced our paper usage.
•	We are looking at various options for employees to return to office settings after the pandemic, but intend to offer significantly more work-from-home options than in the past, resulting in fewer vehicles on the roads and contributing to the reduction of carbon emissions from our operations.
•	Through the United States Department of Agriculture, we lend to businesses and renewable energy power plants in rural areas, consisting mostly of solar facilities. We have funded approximately $188 million in USDA loans for over 50 projects since 2016. In fiscal year 2020, we issued approximately $34 million in long-term financing and $198 million in short-term construction financing for solar facilities.

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COMPENSATION OF DIRECTORS

In order to attract and retain qualified directors, our practice is to set non-employee director compensation within a competitive range of pay at comparable companies. Generally, every two years, the independent compensation consultant presents a market pay benchmarking analysis relative to the same peer group used to assess executive compensation levels. The independent compensation consultant also specifically considers the compensation typically paid to a Chairperson as compared to a lead director. The most recent competitive pay study was completed in September 2019. After reviewing that study, the full Board confirmed the current pay package for fiscal year 2020 non-employee director compensation.

The following tables set forth compensation information for the fiscal year ended September 30, 2020, for Meta Financial’s non-employee directors. Mr. Hanson’s compensation as Meta Financial’s President and CEO is discussed in the Compensation Discussion and Analysis section of this proxy statement. Mr. Hanson does not receive any additional compensation for serving as a director.

FOR SERVICE ON THE BOARD:

	Meta Financial Group, Inc.	MetaBank, Inc.
Member Retainer (cash)	$27,500	$22,500
Stock Awards(1) (shares)	3,350	N/A
Additional Retainers (cash):		–
Chairperson	$56,250	$18,750
Vice Chair	$15,000	$5,000

(1)	Directors are entitled to an annual equity award consisting of shares of Meta Financial Common Stock valued at $120,000 on the grant date (rounded up to the nearest 50 shares). These shares, which were awarded on February 25, 2020, vested immediately.

FOR COMBINED SERVICE ON META FINANCIAL’S AND METABANK’S COMMITTEES DURING FISCAL YEAR 2020:

	Audit Committee	Compensation Committee	Nominating Committee	Risk and Credit Committee* (MetaBank only)
Member Retainer	$10,000	$9,500	$5,000	$5,000
Chairperson Retainer	$21,000	$15,000	$12,000	$12,000

*	During 2020, the members of MetaBank’s Risk and Credit Committee were Messrs. Moore, Hajek, Kramer, Tull, and Stork and Mses. Hoople and Shulman. Mr. Tull resigned from the Board effective November 24, 2020.

Board members were also reimbursed for reasonable out-of-pocket expenses incurred in attending Board meetings and committee meetings.

The annual retainers for Board and committee service are reviewed after each annual meeting of stockholders, and were not changed after the last annual meeting of stockholders.

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Director Compensation for Fiscal Year 2020*

The following table presents the amounts paid to each of Meta Financial’s non-employee directors:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	(1)	Total ($)
Douglas J. Hajek	$89,500	$120,801		$210,301
Elizabeth G. Hoople	$86,500	$120,801		$207,301
Michael R. Kramer	$60,000	$120,801		$180,801
Frederick V. Moore	$154,500	$120,801		$275,301
Becky S. Shulman	$85,000	$120,801		$205,801
Kendall E. Stork	$90,500	$120,801		$211,301
W. David Tull(2)	$62,000	$120,801		$182,801

*	Columns for “Option Awards,” Non-Equity Incentive Plan Compensation,” “Change in Pension Value and Non-Qualified Deferred Compensation Earnings,” and “All Other Compensation” have been omitted because they are not applicable.
(1)	Amounts reflect the aggregate grant date fair value of stock awards. The assumptions used in calculating these amounts are disclosed in Note16 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2020 (“fiscal year 2020 Annual Report on Form 10-K”).
(2)	Mr. Tull resigned from the Board effective November 24, 2020.

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STOCK OWNERSHIP

Except as otherwise noted, the following table presents information regarding the beneficial ownership of Meta Financial Common Stock as of December 31, 2020, the record date for the Annual Meeting (the “Record Date”), by:

•	those persons or entities (or group of affiliated persons or entities) known by management to beneficially own more than 5% of outstanding Meta Financial Common Stock;
•	each director and director nominee of Meta Financial;
•	each named executive officer of Meta Financial named in the Summary Compensation Table appearing under “Executive Compensation” below; and
•	all of the current executive officers and directors of Meta Financial as a group.

To our knowledge, the individuals named in the table below have sole voting power for all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the footnotes to the table.

Beneficial ownership is determined in accordance with SEC rules. In computing the number of shares beneficially owned by a person and the person’s percentage ownership, shares of Common Stock which a person has the right to acquire within 60 days of the applicable date, including through the exercise of options or other rights or the conversion of another security, are deemed outstanding. However, such shares are not deemed outstanding for the purpose of computing the percentage ownership of any other person. None of the shares listed below are pledged as security. Percentage ownership is based upon 32,620,251 shares of Common Stock outstanding on the Record Date.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc.(2)	4,917,646	15.08%
The Vanguard Group, Inc.(3)	2,032,116	6.23%
Nantahala Capital Management LLC(4)	1,799,727	5.52%

Named Executive Officers, Directors and Director Nominees
Bradley C. Hanson(5)	428,585	1.31%
Glen W. Herrick	173,051	*
Michael K. Goik	54,952	*
Michael R. Kramer(6)	47,950	*
Brett L. Pharr	26,963	*
Elizabeth G. Hoople	24,300	*
Shelly A. Schneekloth	17,303	*
Douglas J. Hajek	16,481	*
Sheree S. Thornsberry	15,564	*
Becky S. Shulman	15,099	*
Kendall E Stork(7)	12,713	*
Frederick V. Moore	5,559	*
Ronald D. McCray(9)	–	*
Lizabeth H. Zlatkus(9)	–	*
Current Executive Officers and Directors of Meta Financial as a group (12 persons)(8)	782,695	2.40%

*	Indicates less than 1%.
(1)	Except as otherwise indicated in the table, the address for each director and executive officer is c/o Meta Financial Group, Inc., 5501 South Broadband Lane, Sioux Falls, South Dakota 57108.
(2)	The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055. The information with respect to BlackRock, Inc. was obtained from a Schedule 13F filed with the SEC by BlackRock, Inc. on November 6, 2020.

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(3)	The address for The Vanguard Group is P.O. Box 2600, V26, Valley Forge, PA 19482. The information with respect to The Vanguard Group was obtained from a Schedule 13F filed with the SEC by The Vanguard Group on November 16, 2020.
(4)	The address for Nantahala Capital Management LLC is 130 Main Street, 2nd Floor, New Canaan, CT 06840. The information with respect to Nantahala Capital Management LLC was obtained from a Schedule 13F filed with the SEC by Nantahala Capital Management LLC on November 16, 2020.
(5)	Includes 414,382 shares that are held by a trust of which Mr. Hanson is a trustee.
(6)	Includes 24,150 shares held by a trust of which Mr. Kramer is the sole trustee and sole beneficiary, and 23,800 shares held by a trust of which Mr. Kramer’s spouse serves as the sole trustee and sole beneficiary.
(7)	Consists of shares held by a trust of which Mr. Stork is a co-trustee.
(8)	Includes shares held directly, as well as jointly with family members or held by trusts, with respect to which shares Meta Financial’s directors, director nominees and executive officers may be deemed to have sole or shared voting or investment power.
(9)	Director nominee.

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EXECUTIVE OFFICERS

The following sets forth certain information regarding the executive officers of Meta Financial. Information pertaining to Mr. Hanson, who is a director and the President and CEO of Meta Financial and Co-President and CEO of MetaBank, may be found in the “Directors Remaining in Office” section of Proposal No. 1 above. The Board elects officers annually. For more information pertaining to the employment agreements and compensation of our executive officers, see “Executive Compensation” below.

GLEN W. HERRICK
Age: 58 Executive Officer Since: 2013	Glen W. Herrick is the Executive Vice President and CFO of Meta Financial and MetaBank. Prior to joining Meta in 2013, Mr. Herrick spent 20 years at Wells Fargo serving in various finance, treasury and risk management roles, including CFO of Wells Fargo’s student loan division. Mr. Herrick is a member of the Meta Financial Executive Committee.

BRETT L. PHARR
Age: 59 Executive Officer Since: 2019	Brett L. Pharr is the Co-President and Chief Operating Officer of MetaBank, as of his appointment in June 2020. He was previously Executive Vice President and Group Head of Governance, Risk and Compliance of Meta Financial and MetaBank since February 2019. Before joining Meta in February 2019, Mr. Pharr was an independent consultant, providing management consulting services to financial institutions from July 2018 to February 2019. From August 2014 until July 2018, he served as Senior Risk Director at Citizens Bank, a financial institution offering retail and commercial banking products and services, where he built an enterprise risk organization that solidified brand identity and increased stockholder confidence. Prior to Citizens Bank, Mr. Pharr worked for 32 years at Bank of America, holding roles in Commercial and Consumer lines of business, mergers and acquisitions, and risk. He is a recognized specialist in optimized risk and regulatory compliance frameworks. Mr. Pharr is a member of the Meta Financial Executive Committee.

ANTHONY M. SHARETT
Age: 44 Executive Officer Since: 2019	Anthony M. Sharett is the Executive Vice President, Chief Legal and Compliance Officer, and Corporate Secretary of Meta Financial and MetaBank, as of his appointment in June 2020. He was previously Executive Vice President and General Counsel since September 2019. Before joining Meta Financial in September 2019, he held legal and business unit positions from October 2016 through August 2019 at Nationwide Mutual Insurance Company, a U.S. insurance and financial services company, including as the legal leader and Interim President for Nationwide Bank. Previously, from February 2015 until October 2016, Mr. Sharett was a partner at Baker Hostetler, a national law firm, where he was the national co-leader of the firm’s Financial Services Practice Group. He is a member of American College of Consumer Financial Services Lawyers and has been recognized by Best Lawyers in America©. Mr. Sharett is a member of the Meta Financial Executive Committee.

SHEREE S. THORNSBERRY
Age: 52 Executive Officer Since: 2017	Sheree S. Thornsberry is the Executive Vice President and Head of Payments of MetaBank. From October 2013 until Ms. Thornsberry joined Meta in September 2017, she held leadership positions at InteliSpend (now known as Hawk Incentives), an issuer and reissuer of branded prepaid products, and later Blackhawk Network, a provider of prepaid, gift card and other payments solutions. At Blackhawk Network, Ms. Thornsberry was General Manager of Hawk Incentives, where she was responsible for leading 600 employees. Ms. Thornsberry has received several industry accolades where she has been recognized for her work within the payments industry: named one of Incentive Magazine’s ’25 Most Influential People in the Incentive Industry’ in 2016; participated in Incentive Magazine’s 2016 Annual Incentive Roundtable; and received the 2014 Paybefore ‘Top Motivator’ Product Innovation Award.

CHARLES C. INGRAM
Age: 51 Executive Officer Since: 2020	Charles C. Ingram is the Executive Vice President and Chief Information Technology Officer of Meta Financial and MetaBank, as of his appointment in March 2020. Prior to joining Meta Financial in March 2020, Mr. Ingram served as Chief Product Officer at Nextiva from 2017 to 2019. He was Vice President of Information Technology at PetSmart from 2014 to 2017 and led Technology Innovation and Enterprise Architecture at Yum Brands from 2010 to 2014. Previously, Mr. Ingram was employed at Pfizer Pharmaceuticals from 2001 to 2010 and Wachovia Bank from 1991 to 2001, serving in various global technology leadership roles across numerous divisions. Mr. Ingram is a member of the Meta Financial Executive Committee.

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PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY”)

We are asking our stockholders to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers (sometimes referred to as “NEOs”). This non-binding advisory vote, commonly referred to as “Say-on-Pay,” is not intended to address any specific item of compensation, but instead relates to the compensation of our “named executive officers” as disclosed in the Compensation Discussion and Analysis and the Summary Compensation Table and related narrative included in this proxy statement.

The Compensation Committee believes we have an effective compensation program that is designed to recruit and keep top quality executive leadership focused on attaining short-term and long-term corporate goals and increasing stockholder value. We believe that our executive compensation program is designed to reasonably and fairly recruit, motivate, retain and reward our executives for achieving our objectives and goals. Through equity grants, each of our executive officers is aligned with the long-term interests of stockholders in increasing the value of Meta Financial. Moreover, our performance-based compensation system links executive pay to Meta Financial’s short- and long-term performance.

As an advisory vote, the Say-on-Pay resolution is not binding. The approval or disapproval of this proposal by stockholders will not require the Board or the Compensation Committee to take any action regarding our executive compensation practices. The final decision on the compensation and benefits of our executive officers and on whether, and if so, how, to address any stockholder approval or disapproval remains with the Board and the Compensation Committee. However, the Board values the opinions of our stockholders as expressed through their votes and other communications. Accordingly, the Board and the Compensation Committee will review and consider the results of the “Say-on-Pay” vote, the opinions of our stockholders, and other relevant factors in making future decisions regarding our executive compensation program.

We encourage you to read the “Compensation Discussion and Analysis” and the related compensation tables and narrative that follow. These sections describe our executive compensation policies and practices and provide detailed information about the compensation of our named executive officers.

The Board recommends a vote FOR the approval, on a non-binding advisory basis, of the executive compensation paid by Meta Financial to its named executive officers and the following resolution:

“RESOLVED, that the compensation paid to Meta Financial’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, footnotes and narrative discussion, is hereby APPROVED.”

It is expected that the next Say-on-Pay vote will occur at Meta Financial’s Fiscal Year 2022 Annual Meeting of Stockholders.

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A Letter From our Compensation Committee

January 14, 2021

Dear Stockholders:

As members of the Compensation Committee of the Board of Meta Financial Group, Inc., we are responsible for ensuring that our executive compensation program aligns the interests of our leadership team with those of Meta stockholders through our pay-for-performance philosophy. The executive compensation program has been designed to attract, retain, motivate and reward leaders who work to foster strong business results and promote Meta’s long-term success.

Impact of COVID-19 Pandemic on Compensation

Our actions during 2020 centered on the health and safety of our employees, customers and other partners. We started 2020 focused on executing our business strategy for multi-year profitable growth, but the pandemic necessitated swift actions to support our stakeholders. The pandemic presented Meta Financial with extreme challenges, including a transition to a remote work environment and our support of the US recovery efforts through the Paycheck Protection Program and our Economic Impact Payment program partnership, among countless others.

Our starting point was the health and safety of our people. The team worked collaboratively to mitigate the financial impact of the pandemic to Meta Financial through swift actions, including:

•	Transitioning to a fully remote working environment with 100% productivity within two weeks from the declaration of a national emergency related to the COVID-19 pandemic;
•	Implementing cost reductions, achieved through stringently managing headcount, eliminating travel, reducing consulting costs, and delaying forecasted costs; and
•	A renewed shift to adopting a long-term focus, as Meta Financial secured a substantial arrangement with H&R Block which is expected to have a positive financial impact in fiscal year 2021 and beyond.

We believe that our employees did an outstanding job navigating each challenge, and their successes can be seen in our financial results which, although below target goals set prior to the pandemic, were solid in the context of the significant challenges in fiscal year 2020. Considering the overall financial performance, the Committee approved the following funding levels:

•	Non-executive level incentive funding at 80% of target; and
•	Incentive plan funding for executives at 50% of target for the Earnings Per Share (“EPS”) and Return on Assets (“ROA”) metrics and 70% of target for the discretionary component (resulting in a funding of 54% of target) for most NEOs.

80%	50%	50%	70%
Of target funding for our non-executive level employees	Incentive plan payout for executives for EPS metric	Incentive plan payout for executives for ROA metric	Incentive plan payout for most executives for discretionary component

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Due to lower payouts in the incentive plan, CEO compensation for performance attributable to 2020 is down significantly when compared to compensation for performance attributable to 2019. The value of the cash and equity incentives granted to the CEO were down 59% year-over-year, which shows alignment with our pay for performance philosophy.

There are over 250 participants in our annual incentive plan, including the named executive officers. The Compensation Committee and senior officer team believed it was appropriate to provide Meta’s higher incentive payouts to the broader team rather than to the named executive officers, including the CEO. This decision reflects our commitment to strongly aligning pay with performance, in the context of the unprecedented challenges due to the pandemic, and our desire to recognize and reward the outstanding actions of our employees during 2020.

COVID-19 also disrupted our plans to implement a separate long-term incentive plan for 2020. As disclosed in our proxy last year, we intended to implement separate annual and long-term incentive plans for the CEO and CFO. Due to the uncertainty around COVID-19, we deferred that schedule for one year. The structure for the 2021 incentive plans is described in the Compensation Discussion and Analysis section that follows and has already been approved by the Committee and implemented for the CEO and CFO.

Planning for Fiscal Year 2021

During fiscal year 2020, the Compensation Committee met nine times to administer the current compensation program and implement design changes for the 2021 compensation program. In consultation with our independent compensation consultant, we have implemented a new pay structure for the CEO and CFO, which consists of separate annual and long-term incentive plans. The two-plan approach ensures that the executive officer pay programs will continue to align our compensation program with our business strategy, including both annual and three-year performance assessments, and support our talent needs.

As discussed in the Compensation Discussion and Analysis section that follows, we made several changes to our incentive program effective for fiscal year 2021:

•	The performance metrics and weightings for the annual incentive program were changed to net income (45% weight), return on assets (25% weight), and an individual discretionary/strategic component (30% weight).
•	The CEO and CFO are compensated under a separate long-term incentive plan that provides for an equity-based award opportunity contingent upon achievement of specific financial, Total Stockholder Return (“TSR”) and capital requirement metrics over the three-year period of 2021 to 2023.

We had intended to adopt the new long-term incentive plan for our CEO and CFO in fiscal year 2020 and extend the plan to our other executive officers during fiscal year 2021. Due to the COVID-19 pandemic, we deferred that schedule for one year, and have only adopted the long-term incentive plan for the CEO and CFO for fiscal year 2021. We will review whether the plan is appropriate to extend to other executive officers in the future.

**********

Meta operates in a highly competitive industry for executive talent, so we structure our pay program to attract and retain the critical talent we need to deliver on our business strategy. We value feedback from our stockholders and continue to take actions to improve our pay program and enhance our compensation disclosure. We ask you to consider our overall approach to executive pay as you assess our pay program and its relationship to our strong performance this past year. We appreciate your continued support.

Respectfully,

Meta Financial Group, Inc. Compensation Committee

Becky S. Shulman (Chairperson)

Douglas J. Hajek	Elizabeth G. Hoople	Frederick V. Moore	Kendall E. Stork

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis for Fiscal Year 2020

The Compensation Committee of the Board has designed Meta Financial’s executive compensation program to incentivize continued growth in stockholder value and retain key talent in the extremely competitive markets in which Meta Financial does business. This Compensation Discussion and Analysis discusses the material elements of compensation for Meta Financial’s “named executive officers” or “NEOs” for fiscal year 2020 and explains the Compensation Committee’s decisions. For the fiscal year ended September 30, 2020, the NEOs were:

Named Executive Officers

(1)	The employment of Mr. Goik ceased on December 13, 2020.
(2)	The employment of Ms. Schneekloth ceased on January 1, 2021.

Executive Summary

NEO earned compensation is directly correlated to our performance. For fiscal year 2020, which was significantly impacted by the COVID-19 pandemic, incentive awards were earned at below target levels (CEO and CFO payouts were 54% of target for fiscal year 2020), which was down significantly from last year’s incentive payouts (CEO and CFO were approximately 134% of target for fiscal year 2019). Our employees, led by the NEOs, did an outstanding job of responding to the pandemic – focusing on the health and safety of our employees, customers and communities during the tremendous uncertainty caused by this global crisis. However, our financial performance results were below those levels targeted at the start of the year, as discussed below, which resulted in commensurate incentive payouts (CEO and CFO earned awards declined by approximately 60% from last year). In addition, as part of our multi-year transformation, effective for fiscal year 2021, we implemented a separate three-year long-term incentive plan for the CEO and CFO (due to the pandemic, this action, which was originally planned for fiscal year 2020, was delayed by one year).

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Compensation Elements

For fiscal year 2020, the principal direct compensation components for the NEOs were base salary and annual incentive awards. The following table shows the objectives and key features of each compensation element.

Pay Element	How Delivered	Objective	Key Features
• Base salary	• Cash	• Reward individual executives based on their qualifications, experience, and the value of the position to the organization	• Targeted at market 50th percentile, with actual salaries falling above or below that level to reflect each individual’s performance, business impact, internal equity, and other factors
• Annual incentive awards	• Cash (approximately 40% of total target award for the CEO and CFO, and 48% of total target award for the other NEOs) • Restricted stock

•

Reward executives for Meta Financial’s annual performance compared to predefined corporate financial goals

•

Reward executives for meeting predefined individual goals

•

Align executives’ interests with stockholders’ interests

•

Facilitate retention

•   80% of total award based on results for earnings per share (50%) and return on assets (30%), with the remaining 20% based on individual performance

•   Restricted stock portion of award, which enhances retention, vests in three equal annual installments on the grant date and each of the first two anniversaries of the grant date

Meta Financial adopted its first long-term incentive plan for fiscal year 2021, which will award a combination of performance-contingent restricted stock and performance shares that can be earned for results over a three-year performance period. For more information, see “Executive Compensation Program Changes for Fiscal Year 2021.”

Fiscal Year 2020 Performance Results and Pay Outcomes

Consistent with Meta Financial’s focus on aligning pay and performance, a majority of the annual pay opportunity for the executive team is based on the achievement of specific company financial goals and other important company and individual measures.

The payout of incentive awards (primarily in the form of equity awards) to the executive officers reflects actual performance results achieved for the year. For fiscal year 2020, the Compensation Committee determined that all performance measures were earned at below target levels resulting in payouts of 54% of target (near the threshold payout level).

Metric	Threshold	Target	Actual
Earnings per Share	$2.94	$3.46	$2.94
Return on Assets(1)	1.85%	2.10%	1.45%

(1)	Return on assets is reflective of Meta Financial’s average assets for fiscal year 2020.

A significant portion of each executive’s total compensation package is driven by performance to align their interests with those of our stockholders and to reward them for increasing the value of the enterprise. As shown below, 73% of target compensation for the CEO, and 52% of target compensation (on average) for the other NEOs, was performance-based and at-risk for fiscal year 2020.

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Say-on-Pay

The Compensation Committee regularly considers whether Meta Financial’s executive compensation and benefits program serves the long-term interests of Meta Financial’s stock holders. This analysis is informed by the annual Say-on-Pay vote and periodic discussions with stockholders. At the Fiscal Year 2020 Annual Meeting of Stockholders, approximately 82% of the shares voted were in support of our “Say-on-Pay” proposal, which was a decline from last year’s 92% support. In response to this decline, the executive team increased the focus of its ongoing stockholder engagement efforts on executive compensation matters to help inform the Compensation Committee’s decisions going forward. The Compensation Committee considered such feedback and the decline of the Say-on-Pay support, among other factors in implementing a new pay structure for the CEO and CFO in fiscal year 2021.

Pay and Governance Policies and Practices

Because the Compensation Committee and the Board value input from stockholders, we strive to ensure a constructive dialog on both executive compensation and corporate governance. For example, the Compensation Committee analyzes the results of the advisory Say-On-Pay vote from the prior year’s annual meeting of stockholders as one of many important considerations in reviewing the current officer pay programs and planning for the upcoming year. In addition, the Compensation Committee periodically reviews our pay and governance programs with an independent compensation consultant and has adopted the following market practices and policies:

•	Executive pay is linked to company performance through annual cash and equity incentive awards
•	Target compensation includes a mix of short- and long-term incentives, cash and equity components, and fixed and variable pay
•	We compare executive pay and company performance to pay and performance at a relevant peer group of companies that is regularly reviewed and updated as necessary
•	Executives must meet and maintain market-competitive minimum stock ownership requirements
•	Our employment agreements and certain of our restricted stock agreements include double-trigger change-in-control provisions
•	We provide limited perquisites
•	We have a robust clawback policy

Our approach to compensation is intended to encourage and reward executive officers for achieving and maintaining superior levels of performance that contribute to long-term stockholder value, while also complying with the federal rules and regulations governing financial institutions. The Compensation Committee has adopted several pay and governance policies and practices that align with this approach.

What we do
Link executive pay to company performance through annual cash and at-risk equity incentive awards
Balance cash and equity incentives and fixed and variable pay
Compare executive compensation and company performance to relevant peer group companies
Require executives to meet minimum stock ownership requirements
Include a compensation clawback provision in employment agreements to ensure accountability
Provide limited perquisites
Hire independent compensation consultants to advise the Compensation Committee and promote best governance practices
Consider both Meta Financial and individual performance metrics to ensure differentiated effort and results earn differentiated rewards
Have a robust clawback policy
What we don’t do
No pay policies or practices that pose material adverse risk to Meta Financial
No excise tax gross-ups related to change-in-control transactions
No minimum guaranteed cash performance-based incentive awards for regular incentive cycles
No awards to NEOs that are more favorable than compensation and awards that are granted to other executive officers (on a proportionate basis relative to base salary)
No hedging or pledging of Meta stock by officers or non-employee directors

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Compensation-Setting Process

Role of the Compensation Committee

The Compensation Committee reviews and approves annual salaries, annual incentive awards, and long-term incentive awards paid to Meta Financial’s executive officers, including the NEOs. In addition to base salaries and cash incentive awards, the Compensation Committee reviews and considers equity compensation programs for Meta Financial’s executive officers, including the NEOs, and may make grants under the 2002 Omnibus Incentive Plan (as amended in 2018 and 2019) as it deems appropriate.

The compensation approval process generally occurs between the last two months of the prior fiscal year and the first two months of the current fiscal year. Base salary adjustments and changes to target incentive multiples are based on individual evaluations, the relevant metrics for company performance, and updated generally available compensation data regarding comparable positions. Any such adjustments are subject to the terms of any applicable employment agreements. Cash and equity incentives payouts are awarded by the Compensation Committee without review or approval by the Board.

Role of the Compensation Consultant

Since May 2019, the Compensation Committee has engaged Pay Governance LLC (“Pay Governance”) as its independent consultant to assist with executive and non-employee director compensation. Pay Governance helped the Compensation Committee prepare for fiscal year 2020 executive compensation decisions by reviewing the pay peer group, benchmarking executive officer and non-employee director pay, analyzing the annual cash and equity incentive award plans, and summarizing current market trends. The Committee assessed Pay Governance’s independence in 2020 and considers them to be independent with no conflicts of interest.

Competitive Benchmarking

Meta Financial generally targets total pay opportunities at the 50th percentile for comparable companies for experienced executives who consistently meet performance expectations. Ultimate compensation positioning varies based on specific individual factors. For example:

•	Target pay opportunities for newly hired executives and those with less experience typically are below the market 50th percentile
•	Target pay opportunities for executives with significant experience typically are higher than the market 50th percentile
•	Actual incentive award payouts will vary from the target pay opportunities based on company and individual performance
•	Target cash compensation opportunities for positions deemed “pivotal” to Meta’s strategy may be higher than the market 50th percentile

For assistance with benchmarking potential 2020 and 2021 target pay levels, the Compensation Committee looked at a pay peer group developed with the advice of Pay Governance. Selection of the comparator companies considered various factors, including industry (company is a talent or business competitor), business mix, location, and size (assets and market cap). The peer group listed below, which is the same as the peer group Meta Financial relied on in fiscal year 2020, was one of many reference points used to help develop the fiscal year 2020 and 2021 executive compensation program.

(1)   Reflects our fiscal year-end results as of September 30, 2020 and reflects our market cap as of December 31, 2020

FISCAL YEAR 2021 PEER GROUP
ACI Worldwide, Inc.	Enova International, Inc.	National Bank Holdings Corporation	Triumph Bancorp, Inc.
Axos Financial, Inc.	Great Western Bancorp, Inc.	On Deck Capital, Inc.(1)	Trustmark Corporation
Cardtronics plc	Green Dot Corporation	The Bancorp, Inc.	World Acceptance Corporation
Customers Bancorp, Inc.	Live Oak Bancshares, Inc.	TriState Capital Holdings, Inc.	WSFS Financial Corporation

(1)	On Deck Capital, Inc. was acquired by Enova International, Inc. on October 13, 2020.

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Executive Compensation for Fiscal Year 2020

For fiscal year 2020, the components of compensation for our NEOs were:

•	Base salary
•	Annual cash incentive awards
•	Equity incentive awards with multi-year vesting requirements
•	Retirement benefits
•	Limited perquisites and other personal benefits

Base Salary

The Compensation Committee generally targets executive salaries at the 50th percentile of the competitive market. Individual base salaries take into account each executive’s position, experience, demonstrated abilities, level of achievement, and anticipated future performance, as well as internal pay equity and, to the extent applicable, the terms of the executive’s employment agreement. For this purpose, the Compensation Committee’s review of the executives’ individual performance includes factors that demonstrate conformity with the responsibility for the safe and sound operation of a financial institution. The relevance of specific factors varies based on the individual position, but includes items such as compliance with internal policies, accepted business practices, and regulatory requirements; observed leadership and administrative abilities; level of technical competence demonstrated in carrying out the responsibilities of the position; and ability to plan for and respond to changing circumstances.

Base salaries are reviewed annually, and the Compensation Committee makes recommendations for adjustments to the Board for its review and, if appropriate, for approval. Changes to base salaries typically go into effect on October 1, which is the first day of the new fiscal year. Meta Financial’s employment agreements with Messrs. Hanson, Herrick and Goik generally provide that their base salaries may not be decreased. For more information, see “Employment Agreements.”

For fiscal year 2020, executive officer salaries were changed as follows:

Named Executive Officer	Fiscal Year 2019 Salary	Fiscal Year 2020 Salary	% Change
Bradley C. Hanson	$825,000	$841,500	2.0%
Glen W. Herrick	$465,000	$474,300	2.0%
Michael K. Goik(1)	$450,000	$459,000	2.0%
Sheree S. Thornsberry	$390,000	$397,800	2.0%
Shelly A. Schneekloth(2)	$380,000	$387,600	2.0%
Brett L. Pharr(3)	$350,000	$400,000	14.3%

(1)	The employment of Mr. Goik ceased on December 13, 2020.
(2)	The employment of Ms. Schneekloth ceased on January 1, 2021.
(3)	On October 1, 2019, Mr. Pharr’s salary was increased from $350,000 to $357,000. On June 23, 2020, Mr. Pharr was promoted to Co-President and Chief Operating Officer of MetaBank, and his salary was increased to $400,000.

Incentive Awards

The goal of the incentive program is to reward executive officers for Meta Financial’s performance and their own individual performance. Each NEO has an opportunity to receive an annual incentive award that is delivered partly in cash and partly in equity. For fiscal year 2020, the equity awards were in the form of restricted stock that will vest over two years. Messrs. Hanson and Herrick received a greater portion of their earned fiscal year 2020 incentive awards in equity than the other NEOs. The employment agreements for these executives also establish parameters regarding their respective target bonus opportunities, as a percentage of base salary, and the allocation of such bonus between cash and equity.

For each of the NEOs, the Compensation Committee sets a threshold, target, and maximum aggregate amount of incentive compensation (for both cash and equity) as a percentage of base salary based on market competitiveness, internal equity, and level of responsibility. All of the NEOs’ annual awards are contingent on meeting predefined corporate goals (weighted 80% for 2020) and individual goals (weighted 20%).

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The threshold, target, and maximum award opportunities for the NEOs for fiscal year 2020 are shown below:

POTENTIAL INCENTIVE AWARDS AS A % OF BASE SALARY

Named Executive Officer	Threshold	Target	Maximum
Bradley C. Hanson	134%	267%	509%
Glen W. Herrick	90%	180%	342%
Michael K. Goik	45%	90%	171%
Sheree S. Thornsberry	45%	90%	171%
Shelly A. Schneekloth	38%	75%	143%
Brett L. Pharr(1)	45%	90%	171%

(1)	Mr. Pharr’s incentive opportunities reflect weighted averages due to his promotion at the end of the fiscal third quarter.

These potential awards were divided into cash and equity as follows:

Named Executive Officer	Cash Portion (% of Total)	Equity Portion (% of Total)
Bradley C. Hanson	37.5%	62.5%
Glen W. Herrick	41.2%	58.8%
Michael K. Goik	50.0%	50.0%
Sheree S. Thornsberry	50.0%	50.0%
Shelly A. Schneekloth	50.0%	50.0%
Brett L. Pharr(1)	42.5%	57.5%

(1)	Mr. Pharr’s cash and equity portions reflect weighted averages due to his promotion at the end of the fiscal third quarter.

PERFORMANCE METRICS

For fiscal year 2020, incentive awards were determined based on the metrics described below.

PERFORMANCE METRIC	WEIGHTING	WHY METRIC WAS CHOSEN
Earnings Per Share	50%	This is a foundational measure of our overall profitability, reflecting our net income divided by shares outstanding
Return On Assets	30%	This efficiency measure is used to ensure that our investments achieve desired returns, reflecting our net income divided by average total assets
Other Considerations (Discretionary)	20%	This component allows the Compensation Committee to qualitatively evaluate the management team on a number of measures on a discretionary basis, without allocating any specific percentages to these factors

Special circumstances may arise that merit discretionary adjustments that vary from the plan design of awards, such as if the performance of a single department disproportionately impacts the results for executive officers in other departments. The Compensation Committee will document the specific rationale for any such adjustments and share that information with the affected executive(s). There were no discretionary adjustments that varied from the plan design for fiscal year 2020.

Performance Goals and Actual Performance

The Compensation Committee established threshold, target, and maximum goals for Meta Financial’s financial performance metrics, which provide 80% of the incentive award opportunity. Target goals for these metrics were based on our long-term strategic plan. After comparing these performance goals to Meta Financial’s actual fiscal year 2020 results for Earnings per Share and Return on Assets, the Compensation Committee determined that it was appropriate to provide each NEO a payout multiplier of 50% of target for each financial measure. This payout level reflected the Committee’s determination that our leadership mitigated much of the financial impact of COVID-19, which primarily consisted of a large allowance for loan and lease loss build, through immediate changes to the business operating rhythms. These changes included significant reductions in expenses through stringent headcount management, reduction of customer and company travel, reduction of consulting costs, and placing delays in forecasted investments/costs, while at the same time ensuring the health and safety of our employees and continuing to serve our customers. Despite the challenges faced during fiscal year 2020, we were able to close on the sale of our retail community bank just before implementing our pandemic plan in response to COVID-19. We funded $219 million of PPP loans to 689 borrowers and partnered with the U.S. Treasury Department and Fiserv, a financial services technology company, to further

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support the government stimulus package by distributing $6.4 billion of Economic Impact Payments on 3.6 million Meta-issued prepaid cards. At the same time, we closed several new relationships and extended existing relationships while maintaining focus on our strategic initiatives. As a result, the Compensation Committee determined that a funding level of 50% of target for both EPS and ROA (collectively providing 80% of the incentive opportunity), and a funding level of 70% of target for the discretionary component (providing 20% of the incentive opportunity), were appropriate for most NEOs, as shown in the table below.

COMPANY PERFORMANCE MULTIPLIER CALCULATION

*	When performance falls between two goal levels, the payout is calculated by linear interpolation.

The Other Considerations (Discretionary) component that makes up the final 20% of the annual incentive awards reflects a qualitative assessment of other financial, operational, and individual performance factors. In determining the fiscal year 2020 payouts for this component, the Compensation Committee considered the CEO’s recommendations regarding the other NEOs, which reflected individual performance evaluations, contributions to key initiatives, response to the COVID-19 pandemic, and business unit results. No specific weighting or formula was assigned to these factors. To determine the CEO’s annual incentive award, the Board discussed the CEO’s performance during a meeting without the CEO in attendance.

Name Executive Officer	Discretionary Payout Multiplier (20% of Award Total)	Company Payout Multiplier (80% of Award Total)	Total Payout Multiplier (% of Target)
Bradley C. Hanson	70%		54%
Glen W. Herrick	70%		54%
Michael K. Goik	70%	50%	54%
Sheree S. Thornsberry	70%		54%
Shelly A. Schneekloth	70%		54%
Brett L. Pharr	77%		55%

INCENTIVE AWARD PAYOUTS

The total incentive awards paid to the NEOs for fiscal year 2020 are shown below.

Named Executive Officer	Base Salary	*	Target Incentive Level	Payout Multiplier	Actual Incentive Level	Actual Total Incentive*	Portion Paid in Cash*	Portion Paid in Equity*
Bradley C. Hanson	$842		267%	54%	145%	$1,217	$456.0	$761.0
Glen W. Herrick	$474		180%	54%	97%	$461	$190.0	$271.0
Michael K. Goik	$459		90%	54%	49%	$223	$111.5	$111.5
Sheree S. Thornsberry	$398		90%	54%	49%	$193	$96.5	$96.5
Shelly A. Schneekloth	$388		75%	54%	41%	$157	$78.5	$78.5
Brett L. Pharr	$368		90%	55%	50%	$183	$77.0	$106.0

*	Dollar values are in thousands and rounded.

The equity portion of the incentive awards for fiscal year 2020 was delivered in restricted stock that will vest in three equal increments. One installment vested on the grant date of November 6, 2020, and the remaining two installments will vest on October 16 of 2021 and 2022, provided the NEO is still employed by Meta Financial. Recipients of restricted stock are entitled to receive dividends paid while the stock is unvested.

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Each year, the Compensation Committee evaluates the structure and amount of the equity awards provided to the NEOs, including the performance metrics applicable to such awards. The Compensation Committee chose restricted stock awards with multi-year vesting after applicable performance goals have been met to provide a long-term incentive component to overall compensation mix.

Due to the Summary Compensation Table disclosure rules and the design of the fiscal years 2019 and 2020 officer pay program, the values shown for the Stock Awards in the Summary Compensation Table and the Grants of Plan Based Awards Table reflect amounts earned for the prior year’s performance. For the CEO, below is a comparison of the target award opportunity and corresponding amount earned for the respective year, regardless of the grant date.

Year	Target Incentive Level	Payout Multiplier	Actual Incentive Level	Actual Total Incentive	(1)	Portion Paid in Cash	(1)	Portion Paid in Equity	(1)
2019(2)	267%	134%	357%	$2,948		$1,106		$1,842
2020(3)	267%	54%	145%	$1,217		$456		$761

(1)	Dollars are in thousands and rounded.

(2)	Fiscal year 2019 – Earned total incentive payout of $2,948,750, which was 134% of the target award reflecting above target financial performance; the cash portion was shown in last year’s Non-Equity Incentive Plan Compensation column of the Summary Compensation Table and the equity portion, which was granted in early fiscal year 2020, is shown in this year’s Stock Awards column of the Summary Compensation Table.

(3)	Fiscal year 2020 – Earned total incentive payout of $1,217,000, which was 54% of the target award reflecting below target financial performance. The cash portion of the earned award is down 59% from last year and is shown in the Summary Compensation Table for this year; the equity portion will be shown in next year’s Stock Awards column of the Summary Compensation Table. The Stock Awards column for fiscal year 2020 shows the equity portion paid for fiscal year 2019 performance.

Executive Compensation Program Changes for Fiscal Year 2021

Beginning with fiscal year 2021, we adjusted some features of the annual incentive plan and adopted our first long-term incentive plan.

Changes to the Annual Incentive Plan

The Compensation Committee changed the performance metrics for the annual incentive plan and modified the weights of the metrics, as shown below.

PERFORMANCE METRIC	FISCAL YEAR 2020 WEIGHT	FISCAL YEAR 2021 WEIGHT	REASON FOR CHANGE
Earnings Per Share	50%	Not included	We believe EPS is best used in the new long-term incentive plan, as opposed to the annual incentive plan
Net Income	Not included	45%	Net income is critical to our business and easily understood by employees and executives
Return On Assets	30%	25%	ROA remains an important metric
Discretionary/Strategic	20%	30%	We increased the weighting so we can reward achievement of important strategic objectives and appropriately compensate executives in the midst of the ongoing COVID-19 uncertainty

In addition, though earned awards under the annual incentive plan generally will remain split between cash and time-vesting restricted stock for fiscal year 2021 for most NEOs, the CEO and CFO will receive only cash awards. All equity compensation for these two executives will be awarded under Meta Financial’s new long-term incentive program.

New Long-Term Incentive Plan

Beginning with fiscal year 2021, we implemented a new pay program design for our CEO and CFO to provide the majority of their incentive award opportunity through a long-term incentive plan that directly aligns equity awards with execution of our business strategy. We had intended to implement the new long-term incentive plan (“LTIP”) for the CEO and the CFO in fiscal year 2020 but delayed that schedule by one year due to the COVID-19 pandemic. Under our new LTIP, the CEO and CFO each will receive an award that is divided into performance shares that vest based on results for a three-year performance period and performance-contingent restricted stock with an annual capital requirement goal. The terms of these equity awards are described below.

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PERFORMANCE SHARES (75% OF TOTAL AWARD)

The metrics for the new performance shares are earnings per share (50% weighting), return on equity (25% weighting), and relative total stockholder return (25% weighting), each for a three-year performance period. The comparator group for relative total stockholder return is the companies in the S&P 600 index within the GICS Financials Sector, excluding Meta Financial, as of October 1, 2020.

PERFORMANCE-CONTINGENT RESTRICTED STOCK (25% OF TOTAL AWARD)

Restricted stock that vests ratably over a three-year period beginning on September 30 of the year following the grant date if minimum capital requirements are met and the executive remains employed by Meta Financial.

Benefits

Meta Financial provides competitive core benefits to all employees, including the executive officers. We generally choose not to emphasize supplemental benefits for executive officers, preferring to provide greater incentive award opportunities instead. On a case-by-case basis and with prior approval by the Board, Meta Financial may provide additional benefits, or grandfather new or newly promoted executive officers under previous benefit plans. These instances will vary by executive and often will be influenced by factors such as position, responsibility, tenure, performance, and the circumstances surrounding the executive joining Meta Financial.

Retirement Benefits

Most MetaBank employees, including the NEOs, participate in the MetaBank National Association 401(k) Plan and the Meta Financial Group, Inc. Employee Stock Ownership Plan. The NEOs and many other senior level employees also participate in the Supplemental Employees’ Investment Plan for Salaried Employees (known as the “Benefit Equalization Plan”). The Benefit Equalization Plan is an excess benefit plan that provides for employer contributions to the extent the Internal Revenue Code limits the amounts that may be contributed to a participant’s qualified retirement plan account.

Benefits payable under the Benefit Equalization Plan are designed to be taxable as ordinary income at the time of distribution. For additional details, see “Nonqualified Deferred Compensation Plans.”

Perquisites and Other Personal Benefits

To better enable Meta Financial to attract and retain superior employees for key positions, we provide the NEOs with limited perquisites and other personal benefits that the Compensation Committee believes are reasonable and consistent with Meta Financial’s overall compensation program. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to NEOs.

Attributed costs of the perquisites and personal benefits for the NEOs for fiscal year 2020 are included in the “Summary Compensation Table” below. The costs shown are for items such as personal use of a company-provided automobile (based on mileage driven and depreciation), personal use of a company-paid country club membership, and tax gross-ups for non-cash perquisites, such as gift cards and rent reimbursements. These amounts are taxable income to the recipients. Meta Financial generally receives a corresponding compensation deduction (subject to the limitations of Internal Revenue Code Section 162(m) described below).

Compensation Risk Analysis

During fiscal year 2020, the Compensation Committee reviewed Meta Financial’s compensation practices to ensure that the compensation structure, as designed and executed, does not motivate excessive risk-taking that could have a material adverse effect on Meta Financial. After conducting the review, which included a summary analysis by the independent consultant, the Compensation Committee concluded that Meta Financial’s incentive programs do not motivate or encourage unnecessary or excessive risk-taking. This conclusion reflected a review of various factors, such as Meta Financial’s balanced pay philosophy; use of multiple incentive award types and performance measures aligned to company strategy, including the new LTIP that rewards performance over a three-year period; inclusion of caps on potential incentive payouts; and stock ownership guidelines. The Compensation Committee will continue to review and monitor our compensation programs to ensure they do not motivate excessive risk-taking that could have a material adverse effect on Meta Financial.

Compensation-Related Policies

Stock Ownership Guidelines

Meta Financial has adopted stock ownership guidelines that require executives to hold equity valued at a specified multiple of base salary. Executives have five years from the date they become subject to these guidelines to comply. Holdings counted toward the guidelines include: (1) shares of stock owned individually, jointly, or in trusts controlled by the employee or by immediate family

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members residing in the same household; (2) unvested; (2) restricted stock and restricted stock units; and (3) shares owned in a Meta Financial benefit plan, whether vested or not. All the NEOs whose employment is continuing have exceeded their stock ownership requirements, as shown below.

Named Executive Officer	Stock Ownership Target as a Multiple of Salary	Actual Stock Ownership Level as a Multiple of Salary(1)
Bradley C. Hanson	5x	17.4x
Glen W. Herrick	3x	12.5x
Sheree S. Thornsberry	1x	1.3x
Brett L. Pharr	1x	2.3x

(1)	Presented as of the Record Date.

Clawback Policy

Meta Financial has a “clawback” policy that applies to our officers. Under this policy, in the event (i) Meta Financial is required to prepare an accounting restatement resulting from material noncompliance with financial reporting requirements under the federal securities laws where an officer engaged in fraud or intentional misconduct that materially contributes to the accounting restatement or (ii) an officer engages in certain “detrimental conduct” (as defined in the policy) that does not result in an accounting restatement, Meta Financial may seek recovery of any overpayment of cash and equity incentive-based compensation that was granted after adoption of the policy.

No Pledging and Hedging of Company Stock

Pursuant to Meta Financial’s Insider Trading Policy, directors, executive officers and, certain other employees and other individuals, including contractors and consultants, who have access to material nonpublic information concerning Meta Financial, are discouraged from engaging in short-term transactions involving, and short sales of, Meta Financial Common Stock. These specified individuals also are discouraged from purchasing Meta Financial Common Stock on margin, borrowing against Meta Financial Common Stock held in a margin account, pledging Meta Financial common stock as collateral for a loan, or engaging in any transactions to hedge or offset any decrease in the market value of Meta Financial Common Stock. For any covered individual, these restrictions extend to family members, other individuals living in the same household, and entities over which they exercise control.

Tax Considerations

Section 162(m) of the Internal Revenue Code limits deductibility of compensation in excess of $1 million paid to certain executives, but exempts qualifying performance-based compensation with respect to taxable years beginning on or before December 31, 2017, and compensation payable under a written binding contract in effect on, and not materially modified after, November 2, 2017. The Compensation Committee intends to maximize the tax deductibility of compensation paid to our executive officers where possible. However, the Compensation Committee also realizes that to attract and retain individuals with superior talent, it may be necessary to pay compensation to our executive officers that is not deductible due to Section 162(m).

Employment Agreements

Meta Financial has had employment agreements with its CEO Brad Hanson and CFO Glen Herrick since 2016 to document key terms and conditions of employment and post-employment responsibilities, including specified severance benefits in the event of a qualifying termination of employment. Messrs. Hanson and Herrick each entered into a new employment agreement in November 2020 that, among other things, provides for the implementation of the new LTIP and makes updates that are generally consistent with current market practices. These employment agreements are described below. Mr. Goik’ s employment agreement was not revised because he notified us of his intention to resign effective December 13, 2020. Subsequent to his resignation, Meta Financial entered into an Independent Contractor Agreement with Mr. Goik pursuant to which he will provide certain consulting and transition services related to Meta Financial’s commercial finance business as an independent contractor for a period of twelve months.

In addition to base salary, the employment agreements for Messrs. Hanson and Herrick provide for incentive compensation opportunities under Meta Financial’s Annual Incentive Plan (“AIP”) and LTIP. For the performance-based AIP, Mr. Hanson is entitled to a target payout of 100% of base salary and Mr. Herrick is entitled to a target payout of 75% of base salary. LTIP award opportunities are based on the achievement of performance goals and, in some cases, service vesting requirements specified in the applicable award agreements. For the LTIP, Mr. Hanson is entitled to target opportunities equal to 200% of base salary and Mr. Herrick is entitled to target opportunities equal to 125% of base salary.

If the employment of either Mr. Hanson or Mr. Herrick is terminated due to death or disability, the executive will be entitled to receive (i) base salary through the termination date, (ii) any business expenses due and payable, (iii) any accrued but unpaid compensation under the AIP for any completed fiscal year, and (iv) any vested benefits in MetaBank’s 401(k)

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retirement plan (collectively, the “Accrued Amounts”). In addition, such executive officer will be entitled to continued vesting of outstanding performance-based restricted stock awards, prorated compensation under the AIP, and prorated awards under the LTIP, as determined by the Compensation Committee, based upon the number of months the executive was employed during the applicable performance period.

Subject to the execution of a release of claims and continued compliance with continued compliance with applicable post-employment covenants, if Mr. Hanson’s or Mr. Herrick’s employment is terminated without cause (as defined in the employment agreements) or such executive officer resigns for good reason (as defined in the employment agreements), such executive officer will be entitled to the Accrued Amounts plus: (i) a severance payment equal to the sum of two times base salary as in effect on the termination date, (ii) two times the compensation under the AIP that would have been earned for the measurement period in which the termination occurred based on achievement of the applicable performance goals for such measurement period, without regard to any service requirement, (iii) vesting of all other unvested stock options and stock appreciation rights, including any performance-based restricted stock awards, (iv) accelerated vesting of any other outstanding pre-October 1, 2020, long-term incentive awards and pro-rata vesting of post-September 30, 2020, LTIP awards (but not stock options or stock appreciation rights), in each case to the extent at least 6 months of the applicable performance period elapsed before the termination date, and (v) a lump sum cash payment for 24 months of group health care coverage under COBRA.

In the event of a qualifying termination related to a change in control (i.e. double trigger), the two employment agreements provide for the foregoing benefits, except any and all then unvested AIP and LTIP awards granted shall immediately vest and be paid at the greater of target level of performance or actual level of performance (if actual level of performance is then determinable) on the termination date.

If the employment of Mr. Hanson or Mr. Herrick is terminated for any reason other than for cause after the executive satisfies the requirements for retirement (as defined in the employment agreements) and on or after 6 months following commencement of Meta Financial’s fiscal year, and such executive officer is not otherwise eligible for the severance described above, such executive officer is entitled to receive (except as otherwise provided in an applicable award agreement) the AIP and the LTIP awards, if any, that he would have earned for the measurement periods in which the termination occurred based on achievement of the applicable performance goals as determined at the end of the applicable measurement period, without regard to any service requirement. Such executive officer will also receive continued vesting of any performance-based restricted stock award.

The employment agreements provide for suspension or termination of Meta Financial’s obligations thereunder in connection with certain regulatory actions, and provide for clawback of compensation paid to Messrs. Hanson and Herrick under certain circumstances. The employment agreements also provide for a 24-month non-solicitation period (covering both employees and business relationships) and a 24-month non-compete requirement, in addition to confidentiality obligations and other restrictive covenants.

The Compensation Committee believes Meta Financial’s employment agreements with these two NEOs are appropriate for a variety of reasons, including:

•	They provide for the continued motivation and retention of the executive officers in an extremely competitive market for executive talent;
•	They offer compensation opportunities that reflect the executives’ experience, performance, and business impact; and
•	They contain provisions that are generally competitive with those offered by our market peers.

Post-Employment: Change in Control and Severance Arrangements

Under the terms of Meta Financial’s equity-based compensation plans and employment agreements, as applicable, the NEOs are entitled to payments and benefits on the occurrence of specified events, including termination of employment and a change in control of Meta Financial. The Compensation Committee analyzed the terms of similar arrangements for comparable executive officers at some of Meta Financial’s peers in determining an appropriate level of compensation and benefits in the event of a change in control or separation of employment. Additionally, the Compensation Committee considered market practices and recommended pay practices by institutional investor advisory firms, including requiring double triggers for certain severance benefits and vesting of equity.

An estimate of the compensation that would have been payable had change-in-control terms been triggered as of 2020 fiscal-year end under employment agreements then in effect, and the related terms of such agreements, are described in the section entitled “Potential Payments Upon Termination or Change in Control.”

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COMPENSATION TABLES

The following table sets forth compensation information for each of the fiscal years ended September 30, 2018, 2019, and 2020, for Meta Financial’s named executive officers.

Summary Compensation Table(1)

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	(2) (3)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Bradley C. Hanson President and CEO of Meta Financial, Co-President and CEO of MetaBank	2020	841,500	—	1,842,368		456,000	566,092	(4)	3,705,960
	2019	825,000	—	1,768,789		1,105,406	456,328		4,155,523
	2018	814,000	—	1,089,370		1,089,955	339,545		3,332,870
Glen W. Herrick Executive Vice President and CFO of Meta Financial and MetaBank	2020	474,300	—	657,327		190,000	203,467	(5)	1,525,094
	2019	465,000	—	578,233		460,119	193,564		1,696,916
	2018	450,000	—	324,785		446,562	160,287		1,381,634
Michael K. Goik(10) Executive Vice President and Head of Commercial Finance of MetaBank	2020	459,000	—	270,348		111,537	147,575	(6)	988,460
	2019	450,000	—	200,202		270,347	239,706		1,160,255
	2018	66,810	2,200,000	3,778,685		218,589	29,516		6,293,600
Sheree S. Thornsberry Executive Vice President and Head of Payments of MetaBank	2020	397,800	—	225,528		96,665	121,889	(7)	841,882
	2019	390,000	—	191,765		225,525	56,385		863,675
	2018	375,000	—	—		209,377	33,106		617,483
Shelly A. Schneekloth(11) Executive Vice President and Chief Operations Officer of MetaBank	2020	387,600	—	183,131		78,489	67,592	(8)	716,812
	2019	361,154	—	112,493		183,119	55,697		712,463
	2018	279,231	30,000	256,200		122,834	40,242		728,507
Brett L. Pharr Co-President and Chief Operating Officer of MetaBank	2020	367,423	—	213,354		76,973	17,127	(9)	674,877
	2019	201,923	25,000	486,000		106,043	123,413		942,379

(1)	The Summary Compensation Table requires the presentation of non-equity incentive plan awards in the year earned and the presentation of equity incentive plan awards in the year granted. We generally grant equity awards after the close of our fiscal year once performance results are determined. The amounts shown for 2020 in the “Non-Equity Incentive Plan Compensation” column of the table above therefore reflects the cash incentives earned for performance during fiscal year 2020, as discussed in the “Compensation Discussion and Analysis for Fiscal Year 2020” section of this document. However, the amounts shown for 2020 in the “Stock Awards” column reflect equity awards granted on November 19, 2019, for fiscal year 2019 performance. Equity granted for fiscal year 2020 performance will be presented in next year’s Summary Compensation Table. Please see the “Incentive Award Payouts” section of this document for an illustration of the amounts earned per year by our CEO regardless of the year such amounts are included in the Summary Compensation Table.
(2)	Awards reflect the aggregate grant date fair value of awards. The assumptions used in the calculation of these amounts are disclosed in Note 16 to our Consolidated Financial Statements included in our fiscal year 2020 Annual Report on Form 10-K.
(3)	Includes bonuses paid in shares of restricted stock on November 19, 2019, with respect to the fiscal year ended September 30, 2019. One-third of each such award vested on November 19, 2019, and the remaining amount vests in two equal portions on October 16, 2020, and October 16, 2021. For Mr. Pharr, includes shares of restricted stock awarded in conjunction with his promotion on June 23, 2020, with a grant date fair value of $107,280, of which one-third vested on October 15, 2020, one-third vests October 15, 2021, and one-third vests October 15, 2022.
(4)	Includes $383,119 as a company contribution to the Benefit Equalization Plan, $57,154 as the personal portion of country club membership costs, $47,160 in legal fee reimbursement related to employment contract reviews, $38,634 in dividends paid on unvested restricted stock shares, $20,425 in tax gross-up payments, $11,200 as a company contribution to the Meta Financial Employee Stock Ownership Plan, and a company contribution to the MetaBank National Association 401(k) Plan.
(5)	Includes $161,443 as a company contribution to the Benefit Equalization Plan, $21,046 in dividends paid on unvested restricted stock shares, $11,200 as a company contribution to the Meta Financial Employee Stock Ownership Plan, a company contribution to the MetaBank National Association 401(k) Plan, the personal portion of country club membership costs, and tax gross-up payments.

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(6)	Includes $104,412 as a company contribution to the Benefit Equalization Plan, $17,004 in dividends paid on unvested restricted stock shares, $11,200 as a company contribution to the Meta Financial Employee Stock Ownership Plan, a company contribution to the MetaBank National Association 401(k) Plan, personal use of a company automobile, and tax gross-up payments.
(7)	Includes $82,589 as a company contribution to the Benefit Equalization Plan, $11,200 as a company contribution to the Meta Financial Employee Stock Ownership Plan, $10,725 in rent reimbursements, a company contribution to the MetaBank National Association 401(k) Plan, tax gross-up payments, and dividends paid on unvested restricted stock shares.
(8)	Includes $29,128 as a company contribution to the Benefit Equalization Plan, $11,200 as a company contribution to the Meta Financial Employee Stock Ownership Plan, $10,725 in rent reimbursements, a company contribution to the MetaBank National Association 401(k) Plan, tax gross-up payments, dividends paid on unvested restricted stock shares, and cell phone reimbursements.
(9)	Includes a company contribution to the Meta Financial Employee Stock Ownership Plan, a company contribution to the MetaBank National Association 401(k) Plan, dividends paid on unvested restricted stock shares, cell phone reimbursements, and tax gross-up payments.
(10)	The employment of Mr. Goik ceased on December 13, 2020.
(11)	The employment of Ms. Schneekloth ceased on January 1, 2021.

Grants of Plan Based Awards(1)

The following table sets forth information concerning stock awards made during the fiscal year ended September 30, 2020, for Meta Financial’s named executive officers.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of	Grant Date Fair Value of Stock and Option
Name		Grant Date	Threshold ($)	Target ($)	Maximum ($)	Stock or Units (#)	Awards ($)	(3)
Bradley C. Hanson	(4)	11/19/19				55,493	1,842,368
			422,854	842,552	1,606,844	—	—
Glen W. Herrick	(4)	11/19/19				19,799	657,327
			175,770	351,540	667,926	—	—
Michael K. Goik	(4)	11/19/19				8,143	270,348
			103,275	206,550	392,445	—	—
Sheree S. Thornsberry	(4)	11/19/19				6,793	225,528
			89,505	179,010	340,119	—	—
Shelly A. Schneekloth	(4)	11/19/19				5,516	183,131
			72,675	145,350	276,165	—	—
Brett L. Pharr	(4)	11/19/19				3,195	106,074
	(5)	6/23/20				6,000	107,280
			70,353	140,706	267,342	—	—

(1)	Amounts presented under “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” reflect amounts earned for fiscal year 2020 performance. Amounts presented under “All Other Stock Awards” having a grant date of November 19, 2019, reflect equity amounts earned for fiscal year 2019. Please see the “Compensation Discussion and Analysis for Fiscal Year 2020” section of this document for discussion of cash and equity amounts earned during fiscal year 2020.
(2)	For each of Messrs. Hanson, Herrick and Goik, represents cash incentive awards pursuant to the executive’s employment agreement, as discussed above in “Compensation Discussion and Analysis for Fiscal Year 2020.” For each of Ms. Thornsberry, Ms. Schneekloth, and Mr. Pharr, represents cash incentive awards discussed above in the “Compensation Discussion and Analysis for Fiscal Year 2020.”
(3)	Amounts reflect the aggregate grant date fair value of awards. The assumptions used in the calculation of these amounts are disclosed in Note 16 to our Consolidated Financial Statements included in our fiscal year 2020 Annual Report on Form 10-K.
(4)	Represents equity incentive awards paid in shares of restricted stock on November 19, 2019, with respect to the fiscal year ended September 30, 2019. One-third of each such award vested on November 19, 2019, and the remaining amount vests in two equal portions on October 16, 2020, and October 16, 2021.
(5)	Represents restricted stock award granted pursuant to Mr. Pharr’s promotion to Co-President and Chief Operating Officer of MetaBank, one-third of which vested October 15, 2020, and the remainder of which vests in two equal portions on October 15, 2021, and October 15, 2022.

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Outstanding Equity Awards at Fiscal Year-End 2020

The following table sets forth information as of September 30, 2020, concerning unexercised stock options and unvested restricted stock held by Meta Financial’s named executive officers.

	Option Awards			Stock Awards
	Number of Securities
	Underlying	Option	Option	Number of Shares or		Market Value Of Shares
	Unexercised Options	Exercise Price	Expiration	Units of Stock That		or Units of Stock That
Name	(#) Exercisable	($)	Date	Have Not Vested (#)		Have Not Vested ($)	(1)
Bradley C. Hanson	—	—	—	246,359	(2)	4,735,020
Glen W. Herrick	—	—	—	133,372	(3)	2,563,410
Michael K. Goik	—	—	—	93,045	(4)	1,788,325
Sheree S. Thornsberry	—	—	—	7,073	(5)	135,943
Shelly A. Schneekloth	—	—	—	5,169	(6)	99,348
Brett L. Pharr	—	—	—	24,129	(7)	463,759

(1)	The dollar value of the awards is calculated using the closing market price of $19.22 per share of our Common Stock on September 30, 2020.
(2)	Of these shares, 37,503 shares vested on October 1, 2020; 37,497 shares vest on each October 1 for years 2021 through 2024; 40,373 shares vested on October 16, 2020; and 18,495 shares vest on October 16, 2021.
(3)	Of these shares, 22,500 shares vested on October 1, 2020; 14,273 shares vested on October 16, 2020; 22,500 shares vest on each October 1 for years 2021 through 2024; and 6,599 shares vest on October 16, 2021.
(4)	Of these shares, 21,240 shares vest on each August 1 for years 2021 through 2024; 5,371 shares vested on October 16, 2020; and 2,714 shares vest on October 16, 2021.
(5)	Of these shares, 4,809 shares vested on October 16, 2020, and 2,264 shares vest on October 16, 2021.
(6)	Of these shares, 3,331 shares vested on October 16, 2020, and 1,838 shares vest on October 16, 2021.
(7)	Of these shares, 4,000 shares vest on each February 25 for years 2021 through 2024; 2,000 shares vested on October 1, 2020; 1,065 shares vested on October 16, 2020; 2,000 shares vest on each October 15, 2021, and October 15, 2022; and 1,064 shares vest on October 16, 2021.

Option Exercises and Stock Vested for Fiscal Year 2020

The following table sets forth information concerning stock options and restricted stock held by Meta Financial’s named executive officers that were exercised or vested, as applicable, during the fiscal year ended September 30, 2020.

	Option Awards			Stock Awards
	Number of Shares	Value Realized on		Number of Shares	Value Realized on
Name	Acquired on Exercise (#)	Exercise ($)	(1)	Acquired on Vesting (#)	Vesting ($)	(2)
Bradley C. Hanson	17,886	68,558		89,090	2,955,491
Glen W. Herrick	—	—		40,595	1,336,145
Michael K. Goik	—	—		26,612	578,940
Sheree S. Thornsberry	—	—		12,310	302,889
Shelly A. Schneekloth	—	—		5,133	146,434
Brett L. Pharr	—	—		5,066	179,631

(1)	The value realized on exercise is calculated by multiplying the number of shares acquired on exercise by the difference between the price per share of Meta Financial Common Stock, as reported on the NASDAQ Stock Market, on the date of exercise, and the market value on the date of grant.
(2)	Reflects the market value of the stock awards on the date of vesting, which for each of the awards equals the per share closing price of Meta Financial Common Stock as reported by the NASDAQ Stock Market on the vesting date (or the previous Friday if the vesting date fell on a weekend).

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Retirement Benefits, Nonqualified Defined Contribution, and Other Nonqualified Deferred Compensation Plans

Nonqualified Deferred Compensation Plans for Fiscal Year 2020

	Executive	Company		Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in		Earnings in Last	Withdrawals/	Balance at Last
	Last Fiscal Year	Last Fiscal Year		Fiscal Year	Distributions	Fiscal Year End
Name	($)	($)	(1)	($)	($)	($)
Bradley C. Hanson	—	383,119		59,066	—	1,530,247
Glen W. Herrick	—	161,443		1,844	—	474,037
Michael K. Goik	—	104,412		15,378	—	313,777
Sheree S. Thornsberry	—	82,589		3,130	—	85,719
Shelly A. Schneekloth	—	29,128		55	—	29,182
Brett L. Pharr	—	—		—	—	—

(1)	Company contributions to the Benefit Equalization Plan are reported as “All Other Compensation” in the Summary Compensation Table.

Potential Payments Upon Termination or Change in Control

The following table sets forth the payments and benefits that would be received by Messrs. Hanson, Herrick, Goik, and Pharr and Mses. Thornsberry and Schneekloth in the following scenarios (assuming such event occurred on September 30, 2020): (i) a termination of employment due to death or disability, (ii) an involuntary termination without cause or voluntary termination for good reason, or (iii) a termination without cause or good reason or due to death or disability proximate to a change in control of Meta Financial (as discussed in Note 2 to the table below). The table does not reflect any payments or benefits that would be received by Messrs. Hanson or Herrick pursuant to their new employment agreements because those agreements were not in effect as of September 30, 2020. A voluntary termination without good reason or a termination for cause would not result in any payments or other benefits of the amounts described in the table below. Each NEO would be entitled to receive other payments and benefits upon termination of employment to which they were already entitled or vested in on such date, under any employment contract, plan or other arrangement of Meta Financial, including amounts under retirement programs, in accordance with their terms (the “non-severance benefits”). Such non-severance benefits are not detailed in this section. The payments described in this section with respect to each of Messrs. Hanson, Herrick, Goik, and Pharr and Mses. Schneekloth and Thornsberry would be over and above any non-severance benefits to which such NEO may be entitled.

Compensation paid to each of the NEOs, including under any employment contract, plan, or retirement program, is also subject to certain regulatory requirements regarding the payment of compensation to such NEOs and may be subject to clawbacks under certain circumstances.

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		Death or	Change of		Termination
		Disability	Control		without “Cause”
Name	Benefit	($)	($)	(2)	($)	(3)
Bradley C. Hanson	Cash severance(4)	6,176,610	6,176,610		6,176,610
	Annual Performance Bonus(5)	1,217,000	1,217,000		1,217,000
	Acceleration of Equity Awards(6)	1,852,251	4,735,020		1,852,251
	Company payment of COBRA premiums(7)	35,623	35,623		35,623
	TOTAL	9,281,484	12,164,253		9,281,484
Glen W. Herrick	Cash severance(4)	2,656,080	2,656,080		2,656,080
	Annual Performance Bonus(5)	461,000	461,000		461,000
	Acceleration of Equity Awards(6)	833,610	2,563,410		833,610
	Company payment of COBRA premiums(7)	35,623	35,623		35,623
	TOTAL	3,986,313	5,716,113		3,986,313
Michael K. Goik(1)	Cash severance(4)	918,000	918,000		918,000
	Annual Performance Bonus(5)	223,074	223,074		223,074
	Acceleration of Equity Awards(6)	1,788,325	1,788,325		1,788,325
	Company payment of COBRA premiums(7)	35,623	35,623		35,623
	TOTAL	2,965,022	2,965,022		2,965,022
Sheree S. Thornsberry	Cash severance	—	—		—
	Annual Performance Bonus	—	—		—
	Acceleration of Equity Awards(6)	135,943	135,943		135,943
	Company payment of COBRA premiums	—	—		—
	TOTAL	135,943	135,943		135,943
Shelly A. Schneekloth(1)	Cash severance	—	—		—
	Annual Performance Bonus	—	—		—
	Acceleration of Equity Awards(6)	99,348	99,348		99,348
	Company payment of COBRA premiums	—	—		—
	TOTAL	99,348	99,348		99,348
Brett L. Pharr	Cash severance	—	—		—
	Annual Performance Bonus	—	—		—
	Acceleration of Equity Awards(6)	463,759	463,759		463,759
	Company payment of COBRA premiums	—	—		—
	TOTAL	463,759	463,759		463,759

(1)	The employment of Mr. Goik ceased on December 13, 2020, and the employment of Ms. Schneekloth ceased January 1, 2021.
(2)	For each of Messrs. Hanson and Herrick, under such executive officer’s employment agreement in effect on September 30, 2020, the difference between a termination without cause, for good reason, death or disability proximate to (discussed below) a change in control as compared to such a termination that is not proximate to a change in control, is that a termination under such circumstances proximate to a change in control would provide the executive officer with accelerated vesting of all equity awards (regardless of whether any performance conditions have been met). Under Mr. Goik’ s employment agreement, payments and benefits on a termination without cause or for good reason proximate to a change in control would be the same as a termination without cause or for good reason without a change in control, except that his 24 months of base salary will be paid in a single lump sum if termination is proximate to a change in control. Under each executive officer’s employment agreement, if any payments or benefits constitute “parachute payments” within the meaning of Code Section 280G that would be subject to the excise tax imposed under Code Section 4999, the executive officer’s employment agreement provides that, prior to making such payments, a calculation will be made comparing (x) the “net benefit” to the executive officer of the parachute payments after payment of the excise tax to (y) the net benefit to the executive officer if the parachute payments are limited to the extent necessary to avoid being subject to the excise tax. Only if the amount calculated under (x) above is less than the amount under (y) above will the parachute payments be reduced to the minimum extent necessary to ensure that no portion of the parachute payments is subject to the excise tax.
(3)	In the event of an involuntary termination without cause or a termination for good reason, the employment agreements for each of Messrs. Hanson, Herrick, and Goik require the execution and non-revocation of a release of claims.
(4)	Under the respective employment agreements for each of Messrs. Hanson and Herrick in effect on September 30, 2020, such individual would be entitled to cash payments equal to the sum of (a) two-times the executive officer’s annual base salary (at the rate in effect at the time of termination), and (b) two-times the executive officer’s target annual bonus (according to the percentage of base salary in effect at the time of termination), if any, which will be aggregated and paid in a lump sum cash payment within sixty (60) days following the termination date, and subject to required deductions for state and federal withholding tax, social security and all other applicable employment taxes and required deductions. Under Mr. Goik’s employment agreement, if Mr. Goik is terminated due to death or disability or without cause or for good reason, Mr. Goik would be entitled to receive continued cash payments of his base salary for a term of twenty-four (24) months, subject to required deductions for state and federal withholding tax, social security and all other applicable employment taxes and required deductions.

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(5)	Under the respective employment agreements for each of Messrs. Hanson and Herrick in effect on September 30, 2020, if such individual is terminated on or after six months following the beginning of the fiscal year in which the termination occurs, such individual would be entitled to a pro-rata bonus payment equal to the product of (x) the annual bonus that the executive officer would have earned for the fiscal year in which the termination occurs based on achievement of the applicable performance goals for such fiscal year and (y) a fraction, the numerator of which is the number of days that the executive officer was employed by Meta Financial during the fiscal year in which the termination occurs and the denominator of which is the total number of days in such fiscal year. Under Mr. Goik’s employment agreement, if he is terminated, he would be entitled to a pro-rata bonus payment equal to the product of (x) the annual bonus that he would have earned for the fiscal year in which the termination occurs based on achievement of the applicable performance goals for such year and (y) a fraction, the numerator of which is the number of days that he was employed by Meta Financial during the fiscal year in which the termination occurs and the denominator of which is the total number of days in such fiscal year. The amounts presented are based upon actual bonus payments in both cash and equity for fiscal year 2020.
(6)	The amounts represent the value of accelerated unvested shares of restricted stock (and with respect to such shares of restricted stock subject to vesting based upon performance criteria, the assumed achievement of such criteria for only the year in which the termination occurs), calculated by multiplying the number of unvested shares of restricted stock held by the executive officers by $19.22, the closing price of Meta Financial’s Common Stock on September 30, 2020. The amounts do not include any value of accelerated unvested stock options as all stock options held by the executive officers on September 30, 2020 were fully vested. Certain outstanding equity compensation awards, other than stock options and stock appreciation rights, that were granted by Meta Financial to each of Messrs. Hanson and Herrick, that were intended to constitute performance-based compensation under Code Section 162(m), and that were otherwise scheduled to vest in a year subsequent to the year of termination of executive officer’s employment, will remain outstanding and fully vest upon satisfaction of the applicable performance requirements underlying such awards, notwithstanding any service requirement; provided, that, if the termination is proximate to a change of control, as described in note (2) to this table, all outstanding equity awards will immediately vest, regardless of whether the performance measures have been met. Any outstanding equity-based compensation awards, including stock options and stock appreciation rights, that were granted by Meta Financial to the executive officer and that are not intended to qualify as performance-based compensation under Code Section 162(m), vest upon a change in control (whether or not in connection with a termination of employment for any reason), and with respect to restricted stock awards, vesting also occurs upon retirement, death or disability (as such terms are defined in the grant agreements and the 2002 Plan) and involuntary termination without cause.
(7)	Under the executive officer’s employment agreement in effect on September 30, 2020, following a termination due to death, disability, termination without cause or good reason, Meta Financial is required to pay the premiums necessary to continue the executive officer’s group health care coverage (i.e. medical, dental and vision, to the extent applicable) for a period up to eighteen months following the executive officer’s termination of employment. For purposes of this table, monthly premiums were assumed to be $1,979 based on the COBRA rate for family coverage in effect on September 30, 2020.

CEO Pay Ratio Disclosure

Meta Financial is required to disclose the ratio of the CEO’s annual total compensation to the annual total compensation of our median-paid employee.

To identify Meta Financial’s median employee, we prepared a list of all individuals employed by Meta Financial on September 11, 2020 (excluding the CEO), whether employed on a full-time, part-time, temporary or seasonal basis. SEC rules permit registrants to use a consistently applied compensation measure (“CACM”) to identify the median employee from the employee population. We used base pay, overtime pay, and cash incentive awards, as reflected in Meta Financial’s payroll records, as our CACM. Based on the CACM methodology described above, we identified the median employee and then estimated the annual total compensation for this employee, consistent with the rules used to determine total compensation in the Summary Compensation Table for the named executive officers. Accordingly, annual total compensation for the median employee was $76,388. The CEO’s total compensation was $3,705,960, resulting in a ratio of 49:1.

We believe this pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules. Because the SEC rules for identifying the median employee and calculating that employee’s annual total compensation allow companies to use different methodologies, apply certain exclusions, and make reasonable estimates and assumptions, Meta Financial’s pay ratio may not be comparable to pay ratios reported by other companies.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth in this proxy statement with management. Based on this review and discussion, the Compensation Committee has recommended to the Board of Meta Financial that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into its fiscal year 2020 Annual Report on Form 10-K.

Becky S. Shulman (Chairperson)

Douglas J. Hajek	Elizabeth G. Hoople	Frederick V. Moore	Kendall E. Stork

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RELATED PERSON TRANSACTIONS

The Audit Committee is responsible for reviewing information pertaining to transactions with related persons required to be disclosed in Meta Financial’s periodic reports with the SEC, if any. Meta Financial also has adopted written policies to implement the requirements of Regulation O of the Board of Governors of the Federal Reserve System, which restricts the extension of credit to directors and executive officers and their family members and other related interests. Under these policies, extensions of credit that exceed regulatory thresholds must be approved by the MetaBank’s Board. In addition, the Board periodically reviews information concerning such insider loans, deposits and related interests, including with respect to continued compliance with such policies.

MetaBank has followed these policies when granting loans to eligible directors, officers, employees and members of their immediate families to finance their personal residences and for consumer purposes. As of September 30, 2020, all loans or extensions of credit to executive officers and directors were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans to persons not related to MetaBank, and did not involve more than the normal risk of collectability or present other unfavorable features.

Michael R. Kramer, a Director of Meta Financial and MetaBank, is a member of the law firm of Dickinson Wright LLP. This law firm occasionally represents the interests of Meta in legal matters arising from Meta’s business. During fiscal year 2020, the fees and expenses paid to Mr. Kramer’s law firm were approximately $174,000. These fees represent less than 5% of the total fees received by Dickinson Wright LLP during fiscal year 2020. The Board has determined that the relationship between Dickinson Wright LLP and Meta Financial does not prevent Mr. Kramer from being an “independent” director pursuant to rules promulgated by the NASDAQ Stock Market.

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DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires Meta Financial’s directors and officers, and persons who own more than 10% of a registered class of Meta Financial’s Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Meta Financial Common Stock and other equity securities, generally by the second business day following a transaction, and to furnish Meta Financial with copies of all such reports.

To Meta Financial’s knowledge, based solely on a review of the copies of such reports furnished to Meta Financial and written representations that no other reports were required during the fiscal year ended September 30, 2020, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except that Michael K. Goik filed one late report with respect to one transaction.

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PROPOSAL 3:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee appointed Crowe LLP, an independent registered public accounting firm, as auditors of our financial statements for the fiscal year ending September 30, 2021. The Audit Committee has determined to afford our stockholders the opportunity to express their opinions on the matter of auditors and, accordingly, is submitting to the stockholders at the Annual Meeting a proposal to ratify the appointment of Crowe LLP. If a majority of the shares present, in person or represented by proxy, and entitled to vote are not voted in favor of the ratification of the appointment of Crowe LLP, the Board will interpret this as an instruction to seek other auditors.

Representatives of Crowe LLP are expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire.

The Board recommends a vote FOR the ratification of the appointment of Crowe LLP as Meta Financial’s independent registered public accounting firm for the fiscal year ending September 30, 2021.

Audit Committee Matters

The following Report of the Audit Committee of the Board shall not be deemed to be soliciting material or to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent Meta Financial specifically incorporates this Report therein, and it shall not otherwise be deemed filed under such Act.

Audit Committee Report

The Audit Committee has issued the following report with respect to the audited consolidated financial statements of Meta Financial for the fiscal year ended September 30, 2020:

•	The Audit Committee has reviewed and discussed with Meta Financial’s management Meta Financial’s fiscal year 2020 audited consolidated financial statements;

•	The Audit Committee has discussed with Crowe LLP, Meta Financial’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC;

•	The Audit Committee has received the written disclosures and letter from Crowe LLP required by applicable requirements of the PCAOB regarding Crowe LLP’s communications with the Audit Committee concerning independence, and has discussed with Crowe LLP the independence of Crowe LLP; and

•	Based on the review and discussions referred to in the three items above, the Audit Committee recommended to the Board that the fiscal year 2020 audited consolidated financial statements be included in Meta Financial’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020 for filing with the SEC.

Submitted by the Meta Financial Group, Inc. Audit Committee:

Kendall E. Stork (Chairperson)

Elizabeth G. Hoople	Frederick V. Moore	Becky S. Shulman

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Change in Independent Registered Public Accounting Firm

The Audit Committee conducted a competitive process to select the audit firm to serve as Meta Financial’s independent registered public accounting firm for the fiscal year ending September 30, 2019. The Audit Committee invited several independent registered public accounting firms to participate in the process, including KPMG LLP, which audited Meta Financial’s consolidated financial statements for the fiscal year ended September 30, 2018.

On December 7, 2018, the Audit Committee approved the selection of Crowe LLP as Meta Financial’s independent registered public accounting firm for the fiscal year ended September 30, 2019. On December 7, 2018, the Audit Committee approved the dismissal of KPMG LLP as Meta Financial’s independent registered public accounting firm. In selecting Crowe LLP, the Audit Committee also considered Crowe LLP’s service as independent auditor of Crestmark and that they provided income tax compliance services to Crestmark, in each case prior to Meta Financial acquiring Crestmark on August 1, 2018, as well as Meta Financial’s prior experience working with Crowe LLP on the business valuation and other matters described below.

The report of KPMG LLP on Meta Financial’s consolidated financial statements for the two fiscal years ended September 30, 2018 and 2017 did not contain an adverse opinion or a disclaimer of opinion, nor were the reports on Meta Financial’s consolidated financial statements qualified or modified as to uncertainty, audit scope or accounting principles. In the fiscal years ended September 30, 2018 and 2017 and in the subsequent interim period through December 7, 2018, there were no “disagreements” (as that term is described in Item 304(a)(1)(iv) of Regulation S-K) between Meta Financial and KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to the satisfaction of KPMG LLP, would have caused KPMG LLP to make reference to the subject matter of the disagreements in connection with its reports on Meta Financial’s consolidated financial statements for such periods. In the fiscal years ended September 30, 2018 and 2017 and in the subsequent interim period through December 7, 2018, there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

During the fiscal years ended September 30, 2018 and 2017 and in the subsequent interim period through December 7, 2018, Meta Financial consulted with Crowe LLP on the following matters: (i) valuation services in connection with purchase price allocations of two acquisitions by Meta Financial that closed in fiscal year 2017; (ii) management’s documentation of the revenue streams of Crestmark with respect to the application of Accounting Standards Update 2014-09 (Topic 606), which Meta Financial adopted effective October 1, 2018; and (iii) certain federal and state tax return matters with respect to Crestmark.

Other than the matters described above, neither Meta Financial nor anyone acting on its behalf consulted with Crowe LLP on (i) any matters regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to Meta Financial’s consolidated financial statements, and no written report or oral advice was provided to Meta Financial that Crowe LLP concluded was an important factor considered by Meta Financial in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was the subject of any disagreement (as described in Item 304(a) (1)(iv) of Regulation S-K and the related instructions thereto) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Independent Registered Public Accounting Firm Fees

The following table presents fees billed by Crowe LLP for the audit of Meta Financial’s annual financial statements and internal control over financial reporting for the fiscal years ended September 30, 2019, and September 30, 2020, and fees billed for other services rendered by Crowe LLP during those fiscal years.

Fiscal Year	Audit Fees	Audit-Related Fees	Tax Fees	All Other Fees
2020	$1,311,817	$111,613	$293,522	$—
2019	$1,245,500	$111,250	$110,578	$—

Audit fees consist of fees for the audit of Meta Financial’s annual financial statements and internal control over financial reporting, review of financial statements included in Meta Financial’s Quarterly Reports on Form 10-Q, and services normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.

Audit-related fees consist of fees for audits of financial statements of the employee benefit plans maintained by Meta Financial, fees related to Meta Financial’s registration statements, fees for professional services rendered for Statement on Standards for Attestation Engagements No. 16 (“SSAE 16”), and assistance with accounting research matters.

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Tax fees consist of fees for tax consultation and tax compliance services for Meta Financial and the employee benefit plan maintained by Meta Financial, as well as fees for research and development tax credit studies.

Meta Financial’s Audit Committee has considered and concluded that the provision of all non-auditing services (and the aggregate fees billed for such services) in the fiscal year ended September 30, 2020, by Crowe LLP is compatible with maintaining the independence of the independent registered public accounting firm.

Pre-Approval Policy

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. The non-audit services include audit-related, tax, and SSAE 16 services. The Audit Committee’s policy is to pre-approve all services and fees for up to one year, including appropriate detail with regard to each particular service and its related fees. In addition, the Audit Committee can be convened on a case-by-case basis to approve any services not anticipated or services whose costs exceed the pre-approved amounts.

During the last two fiscal years ended September 30, 2020, 100% of the audit and permissible non-audit services were pre-approved by the Audit Committee.

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INFORMATION ABOUT THE ANNUAL  MEETING

How Can I Attend and Ask Questions at the Annual Meeting?

The Annual Meeting will be held virtually via the Internet for the safety of our directors, employees and stockholders in light of the COVID-19 pandemic. We are excited to embrace the latest technology for this year’s meeting.

Stockholders as of the record date may attend, vote and submit questions virtually at our Annual Meeting by logging in at www.virtualshareholdermeeting.com/CASH2021. To log in, stockholders (or their authorized representatives) will need the control number provided on their proxy card, voting instruction form or Notice.

Stockholders as of the record date who attend and participate in our virtual Annual Meeting at www.virtualshareholdermeeting.com/CASH2021 will have an opportunity to submit questions live via the Internet during a designated portion of the meeting. Stockholders must have available their control number provided on their proxy card, voting instruction form or Notice.

If you are not a stockholder or do not have a control number, you may still access the meeting as a guest, but you will not be able to vote or submit questions.

If you experience any technical difficulties accessing the Annual Meeting or during the meeting, please call the toll-free number that will be available on our virtual stockholder login site (at www.virtualshareholdermeeting.com/CASH2021) for assistance. We will have technicians ready to assist you with any technical difficulties you may have beginning 15 minutes prior to the start of the Annual Meeting, at 8:45 a.m., Central Standard Time, on February 23, 2021.

Who Can Vote?

Voting Rights of Stockholders

Only stockholders of record of Meta Financial Common Stock as of the close of business on December 31, 2020, the Record Date, are entitled to notice of, and to vote at, the Annual Meeting. You are entitled to one vote for each share of Meta Financial Common Stock that you own. On the Record Date, a total of 32,620,251 shares of Meta Financial Common Stock were outstanding and entitled to vote at the Annual Meeting.

Employee Plan Shares

We maintain the Meta Financial Employee Stock Ownership Plan (the “Employee Plan”), which holds approximately 2.45% of the Meta Financial Common Stock outstanding as of the Record Date. Participants in the Employee Plan are entitled to instruct the plan’s trustee as to how to vote the shares of Meta Financial Common Stock allocated to their individual Employee Plan accounts. If an Employee Plan participant properly executes the voting instruction card distributed by the trustee, the trustee will vote such participant’s shares in accordance with the participant’s instructions. If properly executed voting instruction cards are returned to the Employee Plan trustee with no specific instruction as to how to vote at the Annual Meeting, or if an Employee Plan participant fails to give the trustee timely or properly executed voting instructions, the trustee may vote such shares in its discretion. The Employee Plan trustee will vote the shares of Meta Financial Common Stock held in the Employee Plan but not allocated to any participant’s account in the manner directed by the majority of the participants who direct the trustee as to the manner of voting their allocated shares. As of the Record Date, all of the shares of Meta Financial Common Stock held in the Employee Plan were allocated.

Shares Held by a Broker

If your shares of Meta Financial Common Stockare held through a bank, brokerage firm, trust, or other nominee (a “broker”), you are considered the beneficial owner of those shares and your shares are considered held in “street name.” If you are the beneficial owner of shares of Meta Financial Common Stock held in street name, your broker, as the record holder of the shares, will send you a request for directions for voting those shares and will vote such shares in accordance with your instructions. Many brokers (but not all) participate in a program that offers Internet voting options and may provide you with a separate “Notice of Internet Availability of Proxy Materials” (“Notice”). Follow the instructions on that Notice to access our proxy materials online or to request a paper or email copy of our proxy materials. If you received these proxy materials in paper form, the materials should include a voting instruction card so you can instruct your broker how to vote your shares of Meta Financial Common Stock.

Broker Non-Votes

Under New York Stock Exchange rules, brokers that hold shares in street name for their customers have discretionary authority to vote such shares without instructions from beneficial owners only on matters the rules deem “routine.” On non-routine matters, brokers are not permitted to vote shares without instructions from beneficial owners. A “broker non vote” occurs when a broker does not vote shares on a particular matter because it has not received voting instructions with respect to those shares. Your broker will not be able to vote your shares of Meta Financial Common Stock with respect to Proposal 1 or Proposal 2 without your instructions. Brokers will have discretionary authority to vote on Proposal 3.

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Vote Required

Quorum Requirement

We must have a quorum to conduct business at the Annual Meeting. The quorum requirement will be met if the holders of one-third of the outstanding shares of Meta Financial Common Stock entitled to vote on the Record Date are present at the meeting, either in person or by proxy. Broker non-votes and abstentions will be counted as present for purposes of determining whether there is a quorum. Virtual attendance at the Annual Meeting constitutes presence “in person” for purposes of quorum at the meeting.

Votes Required to Approve Each Proposal

Proposal 1: Election of Directors

Directors are elected by a plurality of the votes cast, in person or by proxy. This means that the four director nominees with the most affirmative votes will be elected. Broker non-votes and shares of Meta Financial Common Stock that are represented by a proxy that is marked “vote withheld” for the election of one or more director nominees will have no effect on the vote for the election of directors. If a director nominee is unable to stand for election, the Board may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld the authority to do so. As of the date of this proxy statement, we are not aware of any reason that a director nominee would be unable to or would decline to stand for election.

Proposal 2: Say-on-Pay

The affirmative vote of a majority votes cast is required to approve, on a non-binding advisory basis, the compensation paid to our named executive officers, or our “Say-on-Pay” vote. While this advisory resolution is not binding on Meta Financial, the Board, including the Compensation Committee, will consider the results of the “Say-on-Pay” vote, the opinions of our stockholders, and other relevant factors in making future decisions regarding Meta Financial’s executive compensation program. Broker non-votes and abstentions will have no effect on this advisory vote.

Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm

The affirmative vote of a majority of the votes cast is required to ratify the appointment of Crowe LLP as our independent registered public accounting firm for our financial statements for the year ending September 30, 2021. Abstentions will have no effect on this proposal.

The Board unanimously recommends that you vote “FOR” each of the director nominees, “FOR” the non-binding advisory vote to approve the compensation paid to our named executive officers, and “FOR” the ratification of the appointment of Crowe LLP as our independent registered public accounting firm.

Proxies

Voting of Proxies

You may vote in person at the Annual Meeting or by proxy. Your vote is very important to us, and we hope that you will attend the Annual Meeting. However, to ensure that you are represented at the Annual Meeting, we recommend that you vote now by proxy even if you plan to attend the Annual Meeting. You may change your vote by attending and voting at the Annual Meeting or by submitting another proxy with a later date. See “-Revocability of Proxies” below.

There are several convenient ways to submit your vote.

VOTE BY TELEPHONE OR INTERNET – If you are a stockholder of record, you can vote by touchtone telephone from the U.S. using the toll-free telephone number on your proxy card, or over the Internet using the procedures and instructions described on your proxy card. If you are a beneficial owner, you may vote by telephone or Internet if your broker makes those methods available, in which case your broker will enclose appropriate instructions with your proxy materials. The telephone and Internet voting procedures are designed to authenticate your identities, to allow you to vote your shares of Meta Financial Common Stock, and to confirm that your instructions have been recorded properly.

IN PERSON – If you are a stockholder of record and wish to vote in person at the Annual Meeting, you may do so by attending the Annual Meeting using your control number provided on your proxy card, voting instruction form or Notice. If your shares of Meta Financial Common Stock are held in street name and you wish to vote in person, you must use the control number found on your voter instruction form. This is the only method of voting during the Annual Meeting.

BY WRITTEN PROXY – If you are a stockholder of record and you requested written proxy materials, you can vote by written proxy card if they have requested printed proxy materials. If you are a beneficial holder and you requested printed proxy materials, you will receive a written proxy card and a voting instruction form from your broker.

Shares of Meta Financial Common Stock represented by properly executed proxies will be voted by the individuals named in such proxy in accordance with the stockholder’s instructions. If stockholders of record return properly executed proxies are returned to Meta Financial with no specific instruction as to how to vote at the Annual Meeting, the individuals named in the proxy will vote the shares represented by those proxies “FOR” the election of each of the director nominees, “FOR” the non-binding advisory vote to approve the compensation paid to our Named Executive Officers, and “FOR” the ratification of

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the appointment of Crowe LLP as our the independent auditors. If beneficial holders return properly executed proxies to their brokers with no specific instruction as to how to vote at the Annual Meeting, the broker will only be permitted to vote with respect to the ratification of the appointment of Crowe LLP as our independent registered public accounting firm.

The individuals named in the proxy will have the discretion to vote on any other business properly presented for consideration at the Annual Meeting in accordance with their best judgment. We are not aware of any other matters to be presented at the Annual Meeting other than those described in the Notice of Annual Meeting of Stockholders accompanying this document.

Revocability of Proxies

You may revoke your proxy before it is voted by:

•	submitting a new proxy with a later date by following the instructions provided in the Notice or the proxy card (which must be received before the start of the Annual Meeting);

–	notifying the Corporate Secretary of Meta Financial in writing, at Meta Financial Group, Inc., 5501 South Broadband Lane, Sioux Falls, South Dakota, 57108, before the Annual Meeting that you have revoked your proxy (which must be received by the close of business on February 23, 2021); or

–	voting in person at the Annual Meeting. Attendance at the Annual Meeting will not by itself revoke a proxy.

If you have any questions or need assistance in voting your shares of Meta Financial Common Stock, please call our proxy solicitor, Regan & Associates, Inc., toll-free at (800) 737-3426.

Electronic Delivery of Proxy Materials

As permitted by SEC rules, we have elected to furnish proxy materials, including this proxy statement and our Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Accordingly, most stockholders will not receive printed copies of our proxy materials unless they request them. Instead, the Notice, which was mailed to all of our stockholders, will explain how you may access and review all of the proxy materials electronically. The Notice also explains how you may submit your proxy, including by telephone or over the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

You may have received more than one Notice or, if you request paper copies of the proxy materials, you may receive more than one proxy card. This means you hold your shares of Meta Financial Common Stock in more than one account. For example, you may hold some of your shares individually, some jointly with your spouse, and some in trust for your children. The shares in each account must be voted separately.

Administrative Matters

Counting of Votes

Broadridge Financial Solutions, Inc. will serve as the official proxy tabulator. Glen W. Herrick, Meta Financial’s Executive Vice President and CFO, will act as the inspector of election and will count the votes at the Annual Meeting.

Proxy Solicitation Costs

We will pay our own costs of soliciting proxies. If you choose to access the proxy materials or vote electronically, you are responsible for any internet access charges you may incur. We have engaged Regan & Associates, Inc., a proxy solicitor, to assist in the solicitation of proxies. We estimate that the fee for such services will be approximately $9,500. In addition, Meta Financial’s directors, officers, and employees may solicit proxies personally, electronically, or by telephone, but they will not receive any additional compensation for those duties. We will reimburse brokers for their expenses in sending these materials to you and obtaining your voting instructions.

Annual Report on Form 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended September 30, 2020, is being made available concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the Annual Meeting. Our Annual Report on Form 10-K is not incorporated into this proxy statement and is not solicitation material. We will provide to any recipient of this proxy statement a copy of any of the exhibits to our Annual Report on Form 10-K. Requests for such copies should be directed in writing to Investor Relations, Meta Financial Group, Inc., 5501 South Broadband Lane, Sioux Falls, South Dakota 57108.

META FINANCIAL GROUP, INC • 2020 PROXY STATEMENT	56

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STOCKHOLDER PROPOSALS FOR THE FISCAL YEAR 2022 ANNUAL MEETING

Stockholder proposals to be presented at Meta Financial’s 2022 Annual Meeting of Stockholders must be received by our Corporate Secretary no later than September 16, 2021, to be eligible for inclusion in Meta Financial’s 2021 proxy statement and form of proxy. Any such proposal will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, and as with any stockholder proposal (regardless of whether such proposal is included in Meta Financial’s proxy materials), the requirements of Meta Financial’s Certificate of Incorporation and By-laws and Delaware law.

To be considered for presentation at the Fiscal Year 2022 Annual Meeting, but not for inclusion in Meta Financial’s proxy statement and form of proxy for that meeting, proposals must be received by Meta Financial between October 6, 2021 and November 25, 2021. However, if the date of the 2022 annual meeting is advanced by more than 20 days prior to, or delayed by more than 50 days after, February 23, 2022, or, if the forthcoming 2021 Annual Meeting does not take place, notice by the stockholder, to be timely, must be delivered not later than the close of business on the later of the 90th day prior to the 2022 annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

Pursuant to Meta Financial’s By-laws, stockholders may nominate one or more individuals for election to the Board at a meeting of stockholders at which directors are to be elected by delivering timely notice in writing to our Corporate Secretary at Meta Financial’s principal executive offices between October 26, 2021 and November 25, 2021. However, if the date of the annual meeting is advanced by morethan 20 days prior to, or delayed by more than 50 days after, February 23, 2022, or, if the forthcoming 2021 annual meeting does not take place, notice by the stockholder, to be timely, must be delivered not later than the close of business on the later of the 90th day prior to the 2022 annual meeting or the 10th day following the day on which such public announcement of the date of such meeting is first made.

ANNUAL REPORT ON FORM 10-K

A copy of our fiscal year 2020 Annual Report on Form 10-K is being made available concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the Annual Meeting. Our Annual Report on Form 10-K is not incorporated into this proxy statement and shall not be deemed to be solicitation material. Meta Financial hereby undertakes to provide to any recipient of this proxy statement, upon request, a copy of any of the exhibits to our fiscal year 2020 Annual Report on Form 10-K. Requests for such copies should be directed in writing to Investor Relations, Meta Financial Group, Inc., 5501 South Broadband Lane, Sioux Falls, South Dakota 57108.

OTHER MATTERS

The Board is not aware of any business to come before the Annual Meeting other than those matters described above in this proxy statement. However, if any other matter should properly come before the Annual Meeting or any adjournment or postponement thereof, it is intended that holders of the proxies will vote in accordance with their judgment.

META FINANCIAL GROUP, INC • 2020 PROXY STATEMENT	57

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Meta
Financial Group®

METAFINANCIALGROUP.COM

5501 SOUTH BROADBAND LANE
SIOUX FALLS, SD 57108

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META FINANCIAL GROUP, INC.
5501 S. BROADBAND LANE
SIOUX FALLS, SD 57108

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on February 22, 2021 for shares held directly and by 11:59 p.m. Eastern Time on February 18, 2021 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

*During The Meeting* - Go to **www.virtualshareholdermeeting.com/CASH2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on February 22, 2021 for shares held directly and by 11:59 p.m. Eastern Time on February 18, 2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D29273-P47536 KEEP THIS PORTION FOR YOUR RECORDS

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.** DETACH AND RETURN THIS PORTION ONLY

**META FINANCIAL GROUP, INC.**

**The Board of Directors recommends you vote FOR the following:**

| | For All | Withhold All | For All Except |
|---|---|---|---|
| 1. Election of Directors | ☐ | ☐ | ☐ |

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

______________________________

**Nominees:**

01) Frederick V. Moore
02) Becky S. Shulman
03) Lizabeth H. Zlatkus
04) Ronald D. McCray

**The Board of Directors recommends you vote FOR the following proposals:**

**NOTE:** Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|
| | | | |

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**META FINANCIAL GROUP, INC.**
**Annual Meeting of Stockholders**
**February 23, 2021 9 AM Central Standard Time**
**Virtually held at www.virtualshareholdermeeting.com/CASH2021**

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Notice and Proxy Statement and Annual Report to Stockholders including Form 10-K are available at www.proxyvote.com.

D29274-P47536

## META FINANCIAL GROUP, INC.
## Annual Meeting of Stockholders
## February 23, 2021
## This proxy is solicited by the Board of Directors.

The undersigned hereby appoints the members of the Board of Directors of Meta Financial Group, Inc. ("Meta Financial"), and each of them, as proxies, with full power of substitution, and authorizes them to represent and vote, as designated below and in accordance with their judgment upon any other matters properly presented at the Annual Meeting of Stockholders (the "Annual Meeting") all the shares of Meta Financial common stock held of record by the undersigned at the close of business on December 31, 2020, at the Annual Meeting, and at any and all adjournments or postponements thereof.

**ESOP PLAN PARTICIPANTS:** As a participant in the Meta Financial Group, Inc. Employee Stock Ownership Plan (the "Plan"), you have the right to direct Delaware Charter Guarantee & Trust Company, conducting business as Principal Trust Company, the Trustee of the Plan (the "Trustee"), how to vote the shares of Meta Financial common stock held for you in the Plan. You should submit your instructions as described above. These shares will be voted at the Annual Meeting or at any and all adjournments or postponements of the Annual Meeting. If your instructions are not received by February 18, 2021 or you do not respond, the Trustee will decide how to vote the shares held for you in the Plan. The Trustee will vote these shares as you direct unless doing so would violate the Employee Retirement Income Security Act. The Plan sponsor will not be informed as to how you and any other participant have directed the Trustee to vote.

**This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Should a director nominee be unable to serve as a director, an event that Meta Financial does not currently anticipate, the persons named in this proxy reserve the right, in their discretion, to reduce the number of directors to be elected or to vote for a substitute nominee designated by the Board of Directors.**

**Continued and to be signed on reverse side**